Exhibit 10.11

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Dated 6 June 2006

G W Pharma Limited

–  and

–

Almirall Prodesfarma, S.A.

PRODUCT COMMERCIALISATION AND SUPPLY CONSOLIDATED AGREEMENT

A MULTINATIONAL PARTNERSHIP

CityPoint, One Ropemaker Street | London EC2Y 9AW
Tel: +44 20 7920 4000 | Fax: +44 20 7496 8500

www.mofo.com

1.	DEFINITIONS	2

2.	PRINCIPAL RIGHTS	21

3.	MANAGEMENT OF THE RELATIONSHIP	21

4.	IMPLEMENTATION OF THE DEVELOPMENT PLAN AND LIFECYCLE MANAGEMENT PLAN	29

5.	COMMERCIALISATION	32

6.	MARKET STUDIES	40

7.	NEW INDICATIONS	41

8.	COMPASIONATE ACCESS PROGRAMS / NAMED PATIENT SALES / SUPPLY OF UNLICENSED SATIVEX	45

9.	GW PHARMA SUPPLY OBLIGATIONS	47

10.	FORECASTS ORDERS DELIVERY AND ACCEPTANCE	50

11.	PRICE AND PAYMENT TERMS	56

12.	PHARMACOVIGILANCE	65

13.	NON COMPETITION	67

14.	TRADE MARKS AND DOMAIN NAMES	67

15.	INTELLECTUAL PROPERTY - INITIAL FILINGS AND OWNERSHIP	71

16.	IP - MAINTENANCE PROSECUTION AND DEFENCE	71

17.	CONFIDENTIALITY AND NON-DISCLOSURE	75

18.	WARRANTIES AND UNDERTAKINGS	79

19.	INDEMNIFICATION AND INSURANCE	81

20.	TERMINATION	86

21.	CONSEQUENCES OF TERMINATION	88

22.	FORCE MAJEURE	90

23.	CHANGE OF CONTROL	91

24.	ASSIGNMENT	92

25.	GOVERNING LAW	92

26.	ARBITRATION	93

27.	NOTICES	93

28.	RELATIONSHIP OF THE PARTIES	94

29.	ENTIRE AGREEMENT AND SEVERABILITY	94

30.	ENGLISH LANGUAGE	95

31.	AMENDMENT	95

32.	WAIVER AND NON-EXCLUSION OF REMEDIES	95

33.	NO BENEFIT TO THIRD PARTIES	96

i

34.	FURTHER ASSURANCE	96

35.	EXPENSES	96

36.	COUNTERPARTS	96

SCHEDULE 1		98

SCHEDULE 2		115

SCHEDULE 3		117

SCHEDULE 4		118

SCHEDULE 5		121

SCHEDULE 6		129

ii

THIS PRODUCT COMMERCIALISATION AND SUPPLY CONSOLIDATED AGREEMENT is made the 6th day of June 2006

BETWEEN:

(1)                                 GW PHARMA LIMITED a company incorporated in England & Wales (Company No. 3704998) whose principal place of business is Porton Down Science Park, Salisbury, Wiltshire SP4 0JQ, United Kingdom (“GW Pharma”) a wholly owned subsidiary of GW Pharmaceuticals plc; and

(2)                                 ALMIRALL PRODESFARMA, S.A. a company incorporated in Spain whose principal place of business is General Mitre 151, 08022 Barcelona, Spain (“Almirall”).

WHEREAS:

(A)                               GW Pharma is engaged in, among other things, the research, development, manufacture and commercialisation of drug products in Europe and elsewhere in the world.

(B)                               Almirall is engaged in, among other things, the development and commercialisation of drug products in the Territory (as hereafter defined).

(C)                               GW Pharma is the owner of certain intellectual property and related rights covering the Product (as hereafter defined).

(D)                               GW Pharma is in the process of completing the development of the Product in the Territory.

(E)                               Upon completion of such development, Almirall wishes to commercialise the Product in the Territory.

(F)                                 Based on the foregoing, GW Pharma has granted to Almirall an exclusive right in the Territory to Commercialise (as hereafter defined) Product in the Territory and has agreed to supply Almirall with its requirements of Product for this purpose and Almirall has acquired such right to Commercialise and buy such Product upon the terms and conditions of the Collaboration and Supply Agreement dated December 9th, 2005 (“the Initial Agreement”).

(G)                               Subsequently, GW Pharma and Almirall have entered into certain discussions on the scope of some terms of the Initial Agreement and the manner to interpret and implement them. This has given rise to lengthy discussions and exchange of correspondence to clarify all the issues and to reach a common interpretation.

(H)                              Now, GW Pharma and Almirall wish to concrete their common understanding of their relationships with regards to the Commercialisation and Supply of the Product in this Consolidated Agreement that shall constitute the entire agreement between them, superseding all prior contracts or agreements whether written or oral.

IT IS NOW AGREED AS FOLLOWS:

1.                                      DEFINITIONS

1.1                               In this Agreement the following definitions shall apply unless the context requires otherwise:-

“Affiliate” — any company, partnership or other business entity which controls, is controlled by or is under common control with either Party.  For the purposes of this definition only, “control” refers to any of the following (a) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; (b) ownership of fifty percent (50%) or more of the voting securities entitled to vote for the election of directors in the case of a corporation, or of fifty percent (50%) or more of the equity interest in the case of any other type of legal entity; (c) status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

“Agreement” - this document including any and all schedules, appendices and other addenda to it as may be added and/or amended from time to time in accordance with the provisions of this document.

“Almirall IP” —Almirall Know How and Almirall Materials.

“Almirall Know How” — Know How generated and Controlled by Almirall or its Affiliates under this Agreement from its own activity that is necessary for and directly relates to the Commercialisation of Product, including all Know How generated from Marketing Studies.

“Almirall Materials” - Materials becoming controlled by Almirall or its Affiliates under this Agreement that are necessary for and relate exclusively to the Commercialisation of Product.

“Allocable Overhead” - an amount added to an item of cost to reflect central or other overhead incurred by a Party or for its account including overhead attributable to the operation by it of its information systems, human relations, payroll, purchasing, supervisory and other internal groups together with its occupancy costs any of which it normally allocates to its departments or project groups based on space occupied or headcount or other activity-based method consistently applied.

“Applicable Laws” - all applicable laws, rules, regulations, directives and associated guidelines (including any amendments, extensions or replacements thereto) (i) in the Territory that apply to the Development or Commercialisation of the Product in the Territory; and (ii) in or outside the Territory that apply to the performance of either Party’s obligations under this Agreement.

“Botanical Drug Substance” — THC Botanical Drug Substance and/or CBD Botanical Drug Substance, as the context requires.

“Brand Team” — has the meaning given to it in Clause 3.7.

“Business Day” - 9.00am to 5.00pm local time on a day other than a Saturday, Sunday or bank or other public holiday in the United Kingdom or Spain.

“Calendar Year” — the period commencing 1 January and ending 31 December in any one year.

“CBD Botanical Drug Substance” — *** extract of a *** characterised cannabis plant, containing ***.

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“Certificate of Analysis” - a document of that name as described in detail in the current Guide to Good Manufacturing Practice for Medicinal Products published by the European Commission.

“Change of Control” — with respect to either Party, any of the following events: (i) a merger or consolidation of any of the Parties which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, (ii) a Third Party becoming, directly or indirectly, the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party or otherwise designating more than fifty percent (50%) of such Party board of directors or (iii) the sale or other transfer to a Third Party of all or substantially all of the Party’s assets which relate to this Agreement.

“Clinical Trial” — any of a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial carried out with regard to Product by GW Pharma in order to obtain a Marketing Authorisation in the Territory or a Phase IV Clinical Trial carried out with regard to Product by GW Pharma at the request of a Regulatory Authority or addressed to change the Labelling for Product or to maintain a Marketing Authorisation.

“CMC Data” - that part of an CTA, MAA or Regulatory Approval containing the data and other know how relating to the chemistry and manufacturing controls and other manufacturing processes for the Product, including relating to the Packaging and Labelling.

“Commercialisation”, “Commercialising”, or “Commercialise” — all activities relating to the import, advertising, promotion and other marketing, pricing and reimbursement, Detailing, distribution, storage, handling, offering for sale and selling, customer service and support, for the Product in the Territory.

“Commercialisation Plan” — the plan for the Commercialisation of the Product in the Territory (including Marketing Studies) to be generated by Almirall under the provisions of Clause 5.2.

“Commercially Reasonable Efforts” — (i) in respect of Almirall means efforts and resources commonly used by pharmaceutical companies of a similar size to Almirall based on annual sales revenue to Commercialise a product owned by such a company or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential to the Product and taking into account the patent and other proprietary position of the product, or (ii) in respect of GW Pharma means efforts and resources commonly used by pharmaceutical companies of a similar size to GW Pharma based on funds raised to Develop a product owned by such a company or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential to the Product and taking into account the patent and other proprietary position of the product.

“Competent Authority” - any national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over either any of the activities contemplated by this Agreement or over the Parties.

“Confidential Information” — any Know How disclosed either directly or indirectly by one of the Parties hereto to the other and pertinent to the subject matter of this Agreement.  In the case of obligations on GW Pharma in relation to Confidential Information shall mean Almirall Know How, in the case of obligations on Almirall in relation to Confidential Information shall mean GW Pharma Know How and in the case of GW Pharma and Almirall shall mean trade secrets and confidential information relating to Product, or the business affairs or finances or any other sensitive information of the other Party, supplied or otherwise made available to them or coming into their possession in relation to the performance of this Agreement.

“Control” - with respect to any Know How, Patent Rights or Trade Mark, possession of the right, whether directly or indirectly, and whether by ownership, licence or otherwise, to assign, or grant any rights to or under, such Know How, Patent Right or Trade Mark as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

“Cost of Manufacture” - the direct cost of manufacture of Product, being direct labour and material costs and quality assurance/control costs (excluding Allocable Overhead) incurred by GW Pharma in manufacturing Product and, where manufacture or part thereof is contracted to a Third Party, any charge rendered by that Third Party for manufacture of Product.

“Cover” (including the variations such as “Covered”, “Coverage” or “Covering”) - making, using or Commercialisation of a given product in a Commercialised form would infringe a Valid Claim of a Patent Right in the absence of a licence under such Patent Right. The determination of whether a product is so covered by a particular Patent Right shall be made on a country-by-country basis.

“CTA” — Clinical Trial Application filed with the Regulatory Authority of a country in the Territory prior to beginning trials in humans in that country.

“Data Package” — has the meaning set out in Clause 6.2.

“Detail” (including such variations as “Detailing”) - face to face contact between a field sales force representative and a medical professional with prescribing authority for the purpose of discussing scientific or medical information about a pharmaceutical product(s).

“Detailing Commitment” — the Detailing effort to be effected by Almirall, on a country by country basis *** in the *** year period between Launch in each such country and *** months thereafter to be agreed by the Parties through the medium of the JSC by (a) 31 December 2006 or (b) twelve (12) months prior to anticipated Launch in each EU6 Country, whichever is the later.

“Development” — all pre-Marketing Authorisation development and regulatory activities regarding the Product in the Territory to be conducted with the aim of obtaining Marketing Authorisation for the Product for any Indication.

“Development Costs” — the costs and expenses associated with Development activities of GW Pharma which shall include, but are not limited to, costs of studies on the toxicological, pharmacological, metabolical or clinical aspects of a Product considered internally or by individual investigators or consultants and necessary or

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desirable for the purpose of obtaining, maintaining and/or expanding Marketing Authorisation of Product, the manufacture of clinical supplies of Product, costs for preparing, submitting, reviewing or developing data or information for the purpose of submission to a Regulatory Authority to obtain, maintain and/or expand Marketing Authorisation of Product.  Development Costs shall also include expenses for data, management, statistical designs and studies, documents preparation and other administration expenses associated with the Clinical Trials program.  Such costs and expenses to be supported by evidence in Document form.  For clarity such costs and expenses do not include the cost of manufacture (including active pharmaceutical ingredient manufacture) including development of manufacturing processes, save that Development Costs shall include pharmaceutical development and pilot plant batches *** for New Indications and Follow-On Products.

“Development Plan” - the detailed program for Development of Product in the Territory with the aim of obtaining Marketing Authorisation for Product for various Indication(s) including key timelines therefor, an initial form of which covering the Development of the Principal Indications has been agreed and is set out in Schedule 1 (“Agreed Development Plan”) and which may be amended from time to time by JSC under the provisions of Clause 3.2.

“Development Team” - has the meaning given to it in Clause 3.4.

“Disclosing Party” - the Party which discloses Confidential Information to the other Party.

“Distributor” — an entity appointed by Almirall to Commercialise Product in a specific country or countries in the Territory other than an EU6 Country.

“Documents” — analyses, books, CD-ROM, charts, comments, computations, designs, discs, diskettes, files, graphs, ledgers, notebooks, paper, photographs, plans, records, recordings, reports, research notes, tapes and any other graphic or written data or other media on which Know How is permanently stored and other computer

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information storage means, and advertising and promotional materials of any nature whatsoever including preparatory materials for the same.

“Effective Date” — the date of execution of the Initial Agreement.

“EU6 Countries” — the Major European Markets plus Belgium and Portugal.

“ex-EU Partner” — the Third Party or Third Parties (if any) to whom GW Pharma may grant the right to commercialise the Product so that that person may Commercialise the Product outside the Territory.

“Final Report” - the formal written report in relation to a Clinical Trial setting out a final assessment of the results and conclusion of such Clinical Trial.

“Follow-On Products” — a formulation improvement to the Product.

“Forecasts” — has the meaning given to it in Clause 10.1.

“Force Majeure” - in relation to either Party, any event or circumstance which is beyond the reasonable control of that Party which event or circumstance that Party could not reasonably be expected to have taken into account at the date of this Agreement and which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement, including acts of God, lightning, fire, storm, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, strike, lockout or other industrial or student disturbance, act of the public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, prevention from or hindrance in obtaining in any way materials, energy or other supplies, explosion, fault or failure of plant or machinery (which could not have been prevented by Good Industry Practice), or Legal Requirement governing either Party, provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party.

“Fully Burdened Cost of Manufacture” — GW Pharma’s fully burdened manufacturing cost, which shall comprise:

(a)                                             the direct cost of manufacturing Product limited to *** and *** and ***control costs including ***, as determined by GW Pharma in accordance with IFRS accounting principles consistently applied; or

(b)                                             in the case where manufacture is contracted to a Third Party, any charge rendered by that Third Party for the manufacture of Product; and

(c)                                              any other costs borne by GW Pharma for transportation, insurance and customs clearance and storage of Product at the request of Almirall.

“Generic Competitive Product” - any product that contains *** and *** in combination for which *** has been demonstrated to the satisfaction of the relevant Regulatory Authorities and which can be substituted for Product by ***, which product has a *** in the country in question for use in any of the *** in question.

“Good Clinical Practice” or “GCP” - clinical practice as set out in:

(a)                                 Directive 2001/20/EC, Directive 2001/83/EC and Directive 2005/28/EC as well as ICH-GCP and any other guidelines for good clinical practice for trials on herbal medicinal products in the European Community as amended and applicable from time to time; and

(b)                                 the Declaration of Helsinki as last amended at the 52nd World Medical Association in October 2000 and any further amendments thereto.

“Good Industry Practice” — in relation to any undertaking and any circumstance, the exercise of that degree of skill diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances.

“Good Laboratory Practice” or “GLP” - laboratory practice as set out in Directive 2004/9/EC and Directive 2004/10/EC, as may be amended or replaced from time to

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time as well as any “Rules Governing Medicinal Products in the European Community Vol III, ISBN 92.825 9619-2 (ex OECD principles of GLP) as amended and applicable from time to time.

“Good Manufacturing Practice” or “GMP” - manufacture of herbal medicinal products in accordance with Directive 91/812/EEC and Directive 2003/94/EC or any other applicable European Community legislation or regulation as amended and applicable from time to time.

“GW Pharma IP” - the GW Pharma Patent Rights, GW Pharma Know How, GW Pharma Plant Variety Rights and the Trademark.

“GW Pharma Know How” - Know How Controlled by GW Pharma or its Affiliates at the Effective Date or during the period of this Agreement which relates to Product and which is necessary for GW Pharma to Develop the Products that Almirall under its obligations hereunder, will Commercialise by exercising the rights and obligations granted to it hereunder in the Territory.

“GW Pharma Patent Rights” - the Patent Rights Covering the Product set out in Schedule 2 and all other Patent Rights which become Controlled by GW Pharma, or its Affiliates during this Agreement which Cover the Product and are necessary for Almirall to undertake its obligations hereunder and to exercise the rights and obligations of Commercialisation granted to it hereunder in the Territory.

“GW Pharma Plant Variety Rights” — the plant variety rights set out in Schedule 6 and any other right granted to GW Pharma by the Community Plant Variety Office or a national plant variety right office in the Territory under The International Convention for the Protection of New Varieties of Plants (the UPOV convention) and relating directly to Product.

“GW Sales Income” — the income due to GW based on sales made by Almirall on a country by country basis calculated by multiplying the Supply Price for the country in question by the number of Units sold in that country in the relevant Calendar Year.

“ICH-GCP” — means the ICH Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95).

“IFRS” — International Financial Reporting Standards established by the International Accounting Standards Board, as amended from time to time.

“Indemnification Claim Notice” — has the meaning set out in Clause 19.3.

“Indication” — a Principal Indication or a New Indication.

“Initial Period” — the period of *** months following Launch in ***.

“Insolvency Event” - in relation to:

(i)            GW Pharma, means any one of the following:

(a)                                 a notice shall have been issued to convene a meeting for the purpose of passing a resolution to wind up GW Pharma, or such a resolution shall have been passed other than a resolution for the solvent reconstruction or reorganisation of GW Pharma; or

(b)                                 a resolution shall have been passed by GW Pharma’s directors to seek a winding up or a petition for a winding up shall have been presented against GW Pharma which, in the case of a petition presented against GW Pharma, shall not have been appealed within seven (7) days of having been lodged or such an order shall have been made and shall have been dismissed within thirty (30) days thereafter; or

(c)                                  a receiver, administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of GW Pharma or an encumbrancer takes steps to enforce or enforces its security which shall not have been dismissed by a court of competent jurisdiction within thirty (30) days thereafter; or

(d)                                 (i) a resolution shall have been passed by GW Pharma or GW Pharma’s directors to make an application for an administration order or to appoint an administrator, or (ii) an  application for an

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administration order shall have been made to the court or a notice of appointment of an administrator shall have been filed at the court in respect of GW Pharma, which in the case of such an application made to the court or notice filed with the court, shall not have been appealed within seven (7) days of having been made or filed or such an order or appointment shall have been dismissed within thirty (30) days thereafter; or

(e)                                  a proposal for a voluntary arrangement shall have been made in relation to GW Pharma under Part I Insolvency Act 1986; or

(f)                                   where GW Pharma, as a company resident in the United Kingdom, is deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986; and

(ii)                                  Almirall means a step or event shall have been taken or arisen outside the United Kingdom which is similar or analogous to any of the steps or events listed at (a) to (f) above under the Spanish Commercial Code and Ley 22/2003 Concursal or other relevant laws of Spain which, in the case of a filing made against Almirall, shall not have been appealed within twenty (20) days of having been lodged or such an order shall have been made and dismissed within thirty (30) days thereafter.

“Invoice Income” — has the meaning given to it in Clause 11.2.

“Invoice Price” — has the meaning given to it in Clause 11.2.

“Joint Steering Committee” or “JSC” — has the meaning given to it in Clause 3.

“Know How” - technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data or summaries and information contained in submissions to and information from ethical committees and regulatory authorities.  Know How includes Documents containing Know How, including but not limited to any rights including trade secrets, copyright, database or design rights protecting such Know How.  The fact that an item is known to the public shall not be taken to preclude the possibility that a compilation including the item, and/or a development relating to the item, is not known to the public.

“Label”, “Labelled” or “Labelling” - all labels and other written, printed or graphic matter upon (i) the Product or any container or wrapper utilized with the Product, or (ii) any written material accompanying the Product, including, without limitation, package inserts and patient information leaflet.

“Launch” - the first invoiced commercial sale by Almirall, its Affiliates or distributors in the Territory of Product after grant of the required Marketing Authorisation to Commercialise Product.

“Launch Commitment” — on a country by country basis the amount of costs and expenses to be incurred in the *** year period between Launch in each EU6 Country and *** months thereafter by Almirall, directly or indirectly, in relation to (i) educational promotional activities; (ii) advertising the Product in each EU6 Country; (iii) marketing, selling and promoting the Product in each EU6 Country; and (iv) public relations in relation to Product in each EU6 Country, to be agreed by the Parties through the medium of the JSC by (a) 31 December 2006 or (b) twelve (12) months prior to anticipated Launch in each of the EU6 Countries, whichever is the later.

“Legal Requirement” - any present or future law, regulation, directive, instruction, direction or rule of any Competent Authority or Regulatory Authority including any amendment, extension or replacement thereof which is from time to time in force.

“Lifecycle Management Plan” — any plans for:

(i)                                     Phase IV Clinical Trials;

(ii)                                  Development of Product in the Territory for New Indications; and

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(iii)                               Development of Follow-On Products in the Territory.

“List Price” — the price for a Unit of Product in a country published by Almirall in a given Calendar Year prior to any discount being given.

“Losses” - any and all liabilities, damages, losses and expenses, (including reasonable lawyers’ fees and disbursements).  In calculating “Losses”, the duty to mitigate on the part of the Party suffering the Losses shall be taken into account.

“Marketing Authorisation Application” or “MAA” — an application filed by GW Pharma with a Regulatory Authority to obtain Marketing Authorisation for Product in the Territory, or any comparable application filed with the Regulatory Authority in or for a country or group of countries outside the Territory to obtain Marketing Authorisation for Product in or for that country or within that group of countries.

“Manufacturing Authorisation” - any approval required from a Regulatory Authority to manufacture, assemble, test, store, distribute, import and wholesale deal the Product.

“Major European Markets” - France, Germany, Italy and Spain.

“Marketing Authorisation” - any approval required from a Regulatory Authority to market and sell Product in any country in the Territory excluding, where necessary to market and sell Product in a specific country in the Territory, any form of pricing or reimbursement approval.

“Marketing Study” - any clinical study on Product which is not a Clinical Trial, which shall be carried out by or on behalf of Almirall, being, any study which the JSC agrees is being carried out with a commercial objective and the results of which are intended to be used for marketing purposes.

“Materials” — any Documents relating to Development or Commercialisation.

“Net Sales” - the gross amounts received by Almirall its Affiliates or distributors for all sales of Product less the following items to the extent that they are paid or actually allowed and are shown on the relevant invoice or other evidence in Document form:

(a)                                 quantity, trade and/or cash discounts actually granted for such Product;

(b)                                 amounts repaid or credited and other allowances (including cash, credit or free goods allowances), given by reason of rebates (including government-mandated rebates) or retroactive price reductions or billing errors for such Product;

(c)                                  amounts refunded or credited for Product which was rejected, spoiled, damaged, outdated or returned;

(d)                                 freight, shipment and insurance costs incurred transporting Product to a third party purchaser;

(e)                                  taxes, tariffs, customs duties and surcharges and other governmental charges; and

(f)                                   any other governmental contributions required to be made by Almirall in relation to sales of Product pursuant to a signed agreement between the Spanish pharmaceutical industry and the Spanish government and for which Almirall confirms that it receives no benefit in kind from the Spanish government in the form of a tax rebate or the like with respect to this contribution.

The transfer of Product by Almirall or one of its Affiliates to another Affiliate shall not be considered a sale. In such cases Net Sales shall be determined based on the invoiced sale price by the Affiliate to the first third party trade purchaser, less the deductions allowed under this Clause.

Upon the sale or other disposal of Product other than in a transaction generating revenues from or based on a sales price for the Product which sales price is either customary or would be reasonably expected in the country of sale, such sale, disposal or use shall be deemed to constitute a sale with the consideration for the sale being the consideration for the relevant transaction and constituting Net Sales hereunder or if the consideration is not a monetary amount a sale shall be deemed to have occurred for a price assessed on the value of whatever consideration has been provided in exchange for the supply. Disposal of Product for or use of Product in, Marketing Studies or as free samples shall not give rise to any deemed sale under this Section.  For clarity, there shall be no limit on the quantity of Product which may be used in

Clinical Trials but the quantity of Product to be given away as free samples shall be such quantities common in the industry for this sort of Product, which shall in any event not exceed ***.

Such amounts shall be determined from the books and records of Almirall maintained in accordance with IFRS, consistently applied.

“Net Selling Price” — price for a Unit of Product calculated on the basis of total Net Sales of all Product in a Calendar Year divided by the number of Units of Product sold in that Calendar Year save that where Product is sold otherwise than on arm’s length terms. The quantity of Product sold or disposed of and the terms on which such Product is sold or disposed of shall be excluded from the calculation of Net Selling Price. The Net Selling Price shall be calculated on a country by country basis with each country having its own Net Selling Price.

“New Indication” - any indication other than a Principal Indication.

“Package”, “Packaged” and “Packaging” - all primary and secondary packaging components, including, without limitation, cartons, partitions, shippers, or any other like matter used in packaging the Product.

“Party or Parties” — GW Pharma and/or Almirall.

“Patent Rights” - patent applications and patents, utility certificates, improvement patents and models and certificates of addition and all foreign counterparts of them in all countries, including any divisional applications and patents, refilings, renewals, re-examinations, continuations, continuations-in-part, patents of addition, extensions, (including patent term extensions,) reissues, substitutions, confirmations, registrations, revalidations, pipeline and administrative protections and additions, and any equivalents of the foregoing in any and all countries of or to any of them, as well as any supplementary protection certificates and equivalent protection rights in respect of any of them.

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“Pharmacovigilance Agreement” — the agreement to be made between GW Pharma and Almirall as specified in Clause 12.1 concerning safety and pharmacovigilance matters.

“Phase I Clinical Trial” - human clinical trial to establish the safety and suitability of a product for further clinical trials.

“Phase II Clinical Trial” — human clinical trial where a product is tested in a limited number of patients for the purpose of establishing dose ranging and/or further indication of efficacy of Product.

“Phase IIa Clinical Trial” - human clinical trial where Product is tested in a limited number of patients for the purpose of establishing a first indication of efficacy of Product a New Indication.

“Phase II POC Clinical Trial” — human clinical trial where a product is tested in a limited number of patients for the purpose of establishing dose ranging and/or further indication of efficacy of Product for a New Indication.

“Phase III Clinical Trial” - a large scale, pivotal, multi-centre, human clinical trial to be conducted in a number of patients estimated to be sufficient to primarily establish efficacy of a Product in the medical indication being investigated and at a standard suitable to obtain Marketing Authorisation in the Territory (excluding dose ranging studies).

“Phase IV Clinical Trial” — any post Marketing Authorisation clinical trial required to be carried out by a Regulatory Authority or any clinical trial addressed to change the Labelling of Product or to maintain a Marketing Authorisation.

“Pivotal Trial” — a Phase III Clinical Trial or such other Clinical Trial the data from which is the basis for an MAA.

“Presentation” — finished, Labelled and Packaged Product.

“Principal Indications” — the three (3) indications which the Parties have agreed will be Developed under the Development Plan, namely:

(a)                                 relief of spasticity and neuropathic pain associated with multiple sclerosis;

(b)                                 relief of neuropathic pain (peripheral and general); and

(c)                                  relief of pain associated with cancer.

“Product” — (i) the pharmaceutical product for human therapeutic use, a description of which is set out in Schedule 3 finished, Packaged and Labelled either for use in Clinical Trials, Marketing Studies or in a form being used for Commercialisation, (ii) any Follow-on product; and (iii) any other product developed by GW Pharma containing only a combination of CBD Botanical Drug Substance and THC Botanical Drug Substance in which the ratio of CBD Botanical Drug Substance:THC Botanical Drug Substance is between *** and ***.

“Program Budget” — the budget for Program Costs in relation to performance of the Lifecycle Management Plan.  The Program Budget for each year of the Lifecycle Management Plan will be set by the JSC under Clause 3.2.2.  The Program Budget for any year may be agreed and amended from time by the JSC under Clause 3.2.2.

“Program Costs” - the costs to be incurred in carrying out the Lifecycle Management Plan.

“Projected Sales” — the forecast sales of Product to be made by Almirall its Affiliates or Distributors to Third Parties in each country in the Territory in any Calendar Year or part thereof commencing on the second anniversary of Launch, which number is to be agreed between Parties at the JSC under Clause 3.2.8.

“Quarter” - each period of three months ending on 31 March, 30 June, 30 September or 31 December and “Quarterly” shall be construed accordingly.

“Recall Costs” — has the meaning set out in Clause 10.21.

“Recipient Party” - the Party which receives Confidential Information from the other Party.

“Regulatory Authority” - any national, supranational, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in any country in the Territory involved in the granting of Marketing Authorisation.

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“Significant Event” - a new material event occurring in a country in the Territory as a result of external factors outside of Almirall’s control, which either (i) has a significant impact on the market opportunity for the Product in a specific country in the Territory, or (ii) which limits or excludes Almirall’s ability to Commercialise Product in a specific country in the Territory, unforeseeable at the time the Projected Sales for a year are set and for which Almirall can provide Tangible Evidence.  Examples of what may be considered a Significant Event include the following: changes in reimbursement, launch of competitive products, launch of Generic Competitive Product, changes in health policy of a country in the Territory regarding or affecting the Product, so long as such Significant Event is new, material and unforeseeable at the time the Projected Sales for a Calendar Year are set.

“Specifications” - the specifications for Product set forth in the Marketing Authorisation for each country in the Territory.

“Successful Completion of Phase III Clinical Trial” - presentation of the Final Report for the first Phase III Clinical Trial which shows that such clinical trial has successfully met its primary end point set out in the clinical trial protocol for that clinical trial meaning for clarity that such clinical trial has shown a statistically significant difference compared with placebo.

“Supply Price” — the price per Unit (calculated on a country by country basis) at which GW Pharma will supply Almirall with Product being (i) *** per cent (***%) of the Net Selling Price, and (ii) *** per cent (***%) of the Net Selling Price.  For the avoidance of doubt the increase to the rate of *** per cent (***%) of the Net Selling Price applies from the end of the Initial Period.

“Tangible Evidence”- evidence in the form of Documents of any Significant Event.

“Technical Agreement” - the agreement to be made between GW Pharma and Almirall specified in Clause 9.6 concerning such technical matters as may reasonably be required by the Parties and in accordance with the applicable Regulatory Authorities in connection with the supply and release of the Product in the Territory.

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“Term” — has the meaning set out in Clause 20.1.

“Territory” — Albania, Andorra, Austria, Belgium, Bosnia-Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Macedonia, Monaco, Norway, Poland, Portugal, Romania, San Marino, Serbia and Montenegro, Slovakia, Slovenia, Spain, Sweden, Switzerland, The Netherlands, Turkey and the Vatican City.  For clarity the Territory does not include Great Britain, Northern Ireland, the Channel Islands or the Isle of Man.

“THC Botanical Drug Substance” — liquid carbon dioxide extract of a chemically and genetically characterised cannabis plant, containing delta-9-tetrahydrocannabinol as the principal cannabinoid.

“Third Party” — a party other than either of the Parties or any of their respective Affiliates.

“Trademark” - the trademarks and/or trade names that are Controlled by GW Pharma or its Affiliates set out in Schedule 4 for use by Almirall, as distributor and Commercialising contractor, in connection with the Commercialisation of the Product by in the Territory (provided that such trademark or trade name is approved by the Regulatory Authority in the Territory) or any other trade mark or trade name the subject of Clause 14.

“Trade Dress” - those aspects of the Packaging of the Product involving the design, get up and trade dress thereof which are not required or dictated by the Marketing Authorisation in the Territory, including the style of printing.

“Unit” — one vial of Product of such size as GW Pharma may manufacture from time to time according to a specific Marketing Authorisation.

“Valid Claim” — either:

(a)                                 a claim of an issued and unexpired patent included within Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or un-appealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or

(b)                                 a claim of a pending patent  application included within Patent Rights which claim was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of the application, provided that no more than ten (10) years have passed since the earliest priority date for such application.

1.2                               In this Agreement:

1.2.1                               unless the context otherwise requires all references to a particular Clause, paragraph or Schedule shall be a reference to that Clause, paragraph or Schedule, in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

1.2.2                               the table of contents and headings are inserted for convenience only and shall not affect the interpretation of any provision of this Agreement;

1.2.3                               unless the contrary intention appears words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.2.4                               unless the contrary intention appears words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

1.2.5                               reference to the words “include” or “including” are to be construed without the limitation to the generality of the preceding words; and

1.2.6                               reference to any statute or regulation includes any modification or re-enactment that statute or regulation.

2.                                      PRINCIPAL RIGHTS

2.1                               GW Pharma hereby grants to Almirall an exclusive right, under GW Pharma IP and Trademark, to Commercialise and distribute, and have Commercialised and distributed Products in the Territory but always subject to the other provisions of this Agreement.  In addition to that, GW Pharma hereby grants to Almirall an exclusive right to make, have made, use, have used, the Products in the Territory but always subject to the other provisions of this Agreement, and in particular, Almirall shall not exercise its right of manufacture save as permitted under Clause 21.2. For the avoidance of doubt it is declared and agreed that the granting of this right is non transferable and may not be granted to any other Third Party although nothing herein restricts the ability of Almirall to appoint Distributors or to sub-contract any of its obligations hereunder in the ordinary course of business.  Almirall shall not acquire or have any right or license to the CMC Data, GW Pharma’s clinical data or under any Marketing Authorisation.

2.2                               Almirall hereby grants to GW Pharma an exclusive, sub-licensable licence under Almirall IP, solely to make, have made, use, have used, Commercialise and have Commercialised Products outside the Territory but always subject to the other provisions of this Agreement, including Clause 6.2.

3.                                      MANAGEMENT OF THE RELATIONSHIP

Joint Steering Committee

3.1                               With effect from the Effective Date the Parties shall establish and run a Joint Steering Committee (“JSC”) to (i) manage and oversee the Development Plan and the Lifecycle Management Plan and all regulatory activity in the Territory and (ii) to manage and oversee Commercialisation of Product in the Territory, as follows:

3.1.1                               The JSC shall comprise eight (8) persons (“Members”) and GW Pharma and Almirall respectively shall be entitled to appoint four (4) Members, to remove any Member appointed by it and to appoint any person to fill a vacancy arising from the removal or retirement of such Member appointed by it;

3.1.2                               Almirall and GW Pharma respectively shall each notify the other of any change in the identities of their Members.  Both sides shall use reasonable efforts to keep an appropriate level of continuity in representation.  Members may be represented at any meeting by another person designated by the absent Member.  The JSC shall have a Chairperson, the Chair will alternate between the Parties from JSC meeting to JSC meeting;

3.1.3                               Conclusions and decisions of the JSC shall be made by unanimous agreement of the Members wherever possible with each Party having a single vote irrespective of the number of Members from each Party actually in attendance and such conclusions and decisions shall be minuted by or on behalf of the Chairperson who shall send a copy of the minutes of each JSC meeting to both Parties.  Both Parties will use their reasonable efforts to build consensus.  The JSC Members shall at all times when making a decision consider in good faith and make decisions consistent with:

(i)                           developing Product, obtaining Marketing Authorisation for the Product for the Principal Indications in the Territory and lifecycle management; and

(ii)                        commercialising the Product in the Territory.

If the JSC does not reach unanimous agreement on any particular matter then such matters requiring resolution shall be referred to the Chief Executive Officer of GW Pharma or equivalent position or his or her nominee and the Chief Executive Officer of Almirall or equivalent position or his or her nominee for resolution, who together shall use reasonable and good faith efforts to resolve such matters within thirty (30) days of the date such matters are referred to them for resolution.  If the Parties still fail to resolve the matter so referred to the Chief Executive Officers or equivalent position of Almirall and GW Pharma then, save as set out below, the matter shall remain undecided and the Parties shall continue with this Agreement (including the Development Plan, Lifecycle Management Plan and Commercialisation Plan) without change.  Both Parties shall make Commercially Reasonable Efforts to agree on such undecided matters. Notwithstanding the foregoing if the Chief Executive Officers or equivalent position of Almirall and GW Pharma cannot resolve a matter referred to them relating to (a) GW Pharma’s responsibilities as Marketing Authorisations holder, or (b) decisions relating to changes to the Specification or manufacture of the Product and the implementation of any improvements thereto, the final decision shall be that of GW Pharma’s Board of Directors, which shall be exercised in good faith.  If such persons cannot resolve a matter related to Almirall’s contribution to Program Costs for the Development of Follow-On-Products or a New Indication or Marketing Studies the final decision shall be that of Almirall’s Board of Directors, which shall be exercised in good faith, save that once Almirall has committed to a specified element of the Program Budget Almirall cannot use this right to amend the Program Costs to which it has committed.  Any such agreement or resolution in this way shall for the purposes of this Agreement constitute a unanimous vote of the JSC.  For clarity all decisions relating to quantities of Product to be ordered under Clause 9.2 shall require the agreement of both Parties’ JSC Members.  All decisions regarding the appointment of Distributors shall be Almirall’s subject to GW Pharma’s approval in accordance with Clause 5.10.2;

3.1.4                               Unless otherwise agreed, the venue for meetings shall alternate between the premises of the Parties, if not held by teleconference or videoconference.  Each Party shall be responsible for its own expenses including travel and accommodation costs incurred in connection with JSC meetings;

3.1.5                               The JSC shall have power to invite persons whose special skills or influence might advance the Development Plan and Lifecycle Management Plan or Commercialisation of Product, in confidence and upon behalf of the JSC, to attend and address meetings of the JSC.  For the avoidance of doubt it is agreed that such persons shall not be Members and shall not participate in the decision making process of the JSC;

3.1.6                               The JSC Chairperson is responsible for promptly preparing the minutes of any JSC meeting and in any event shall do so within ten (10) Business Days thereof, seeking unanimous approval of those minutes from the JSC Members, signing and dating the approved minutes and promptly distributing a copy of the signed minutes to each Party.  It is only such signed and dated minutes which shall constitute a decision of the JSC.

3.2                               The JSC:

3.2.1                               shall hold meetings in person as frequently as the members of the JSC may agree shall be necessary and otherwise by teleconference or a video-conference but in any event no less frequently than four times a Calendar Year, with the first such meeting occurring not later than 31 March and the third such meeting not later than 31 October in such Calendar Year.  Dates of meetings shall be agreed by the Parties not less than thirty (30) days beforehand; responsibility for arranging the meetings, including, at least, providing notice and an agenda, shall be the responsibility of the Chairperson for that meeting; the first meeting of the JSC will take place as soon as practicable after the Effective Date and will be organised by GW Pharma;

3.2.2                               shall by 31 October in each Calendar Year discuss and determine the Development Plan including the Lifecycle Management Plan as appropriate for the following Calendar Year based on the proposals of the Development Team and including any necessary change from the previous Calendar Year (if any) and the Program Budget therefor and each Party’s responsibilities for Program Costs thereunder.  The Lifecycle Management Plan shall contain reasonable target dates for major events as appropriate, and the JSC shall discuss these in good faith with reference to progress made in the current Calendar Year.  The JSC may add to and/or amend each Development Plan and Lifecycle Management Plan and Program Budget during the course of any Calendar Year as it considers appropriate from time to time, as long as each amendment is reduced to writing and signed and dated in accordance with the decision making process described in Clause 3.1.3 above.  The JSC shall retain copies of all such authorised versions of the Development Plan and Lifecycle Management Plan and each shall become incorporated in this Agreement as of the date of signature by the JSC Chairperson;

3.2.3                               shall by 31 October in each Calendar Year review the proposed Commercialisation Plan for the following Calendar Year proposed by the Brand Team.  The JSC may, at the request of the Brand Team only, add to and/or amend each Commercialisation Plan during the course of any Calendar Year as it considers appropriate from time to time, as long as each amendment is reduced to writing and signed and dated in accordance with the decision making process described in Clause 3.1.3 above.  The JSC shall retain copies of all such authorised versions of the Commercialisation Plan and each shall become incorporated in this Agreement as of the date of signature by the JSC Chairperson;

3.2.4                               shall consider the desirability of the Development and Commercialisation of Follow-On Products.  If the Parties decide that any such Follow-On Product is desirable the JSC shall seek to agree the Development responsibility of GW Pharma, the Program Costs therefor to be paid by Almirall and once agreed the Lifecycle Management Plan shall include the plan for such Follow-On Product;

3.2.5                               shall be a co-ordination forum in relation to the global issues relating to Product Commercialisation;

3.2.6                               shall discuss Trademark issues pursuant to Clause 14, if required to do so;

3.2.7                               shall review the sales reports filed with it by Almirall under Clause 5.10.7;

3.2.8                               shall determine the Projected Sales for each country in the Territory in each relevant Calendar Year.  If the Parties cannot reach unanimous agreement on the Projected Sales for a country in a particular Calendar Year following referral to the Chief Executive Officer of GW Pharma or equivalent position or his or her nominee and the Chief Executive Officer of Almirall or equivalent position or his or her nominee for resolution then Projected Sales for such country for such Calendar Year shall be set as follows:

(i)                           if the Projected Sales for an EU6 Country cannot be agreed for the first Calendar Year commencing *** months after Launch in that country, such Projected Sales shall be set at the level of actual sales invoiced for that country in the previous Calendar Year plus *** percent (***%);

(ii)                        thereafter if the Projected Sales for a country cannot be agreed Projected Sales shall remain at the level of Projected Sales for the previous Calendar Year,

save that both Parties shall continue to make Commercially Reasonable Efforts to agree the actual Projected Sales for such country for the Calendar Year in question;

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3.2.9                               shall determine the quantity of Product to be *** in connection with Almirall’s sales and promotion activities under the Commercialisation Plan and for use in Marketing Studies and to be ordered under Clause 9.2;

3.2.10                        shall, for the avoidance of doubt, not manage the implementation of the Development Plan on a day-to-day basis (this is the responsibility of GW Pharma) and shall not manage the implementation of the Commercialisation Plan on a day-to-day basis (this is the responsibility of Almirall);

3.2.11                        shall decide, on a case by case basis, if a clinical study proposed by a Party is a Clinical Trial or a Marketing Study;

3.2.12                        as an output of each meeting shall prepare a report to the respective management of each Party detailing the progress of the implementation of the Development Plan and Commercialisation Plans;

3.2.13                        shall ensure a regular flow of information between the Parties;

3.2.14                        shall resolve all issues brought to its attention for resolution by the Development Team or the Brand Team; and

3.2.15                        shall perform such other functions and responsibilities as are given to it under the express provisions of this Agreement but shall have no authority to amend any commercial terms of this Agreement or any matter that would cause any payments stated in this Agreement to be other than the amount of those terms as stated herein.

3.3                               Each Party shall disclose to the other all information in its Control which is necessary to allow the JSC to work efficiently and to make decisions based on all material facts known to the Parties at the time of making their decision.  No later than five (5) days prior to each meeting of the JSC, each Party will provide the other with written copies of all materials it intends to present at that JSC meeting.  No later than three (3) days prior to each JSC meeting the Chairman shall circulate an agenda for such meeting to all JSC Members.

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Development Team

3.4                               Within thirty (30) days of the Effective Date GW Pharma shall establish a team to oversee and manage the planning and performance of the Development Plan and Lifecycle Management Plan (the “Development Team”) on behalf of GW Pharma.  For clarity, responsibility for performing the Development Plan and Lifecycle Management Plan shall remain with GW Pharma.

3.5                               The Development Team:

3.5.1                               shall be constituted and run in accordance with GW Pharma’s normal operating model;

3.5.2                               Almirall shall be entitled to appoint two (2) member with the requisite experience and authority to enable them to make decisions on behalf of Almirall with respect to matters within the remit of the Development Team.  Almirall shall have the right to nominate different members from time to time to reflect the more particular functions being undertaken by the Development Team at that time.  The Development Team may invite employees of GW Pharma or Almirall from time to time to be “ad hoc” members of the Development Team, at the discretion of the chairman of the Development Team.  The Development Team shall meet in person on an ad hoc basis at least three (3) times in each Calendar Year but shall meet by conference call at least once in every three (3) month period to discuss progress with the Development Plan and progress with regulatory filings.  The Chairman of the Development Teams shall prepare and circulate an agenda for each such meeting/conference call to each member of the Development Team at least three (3) days prior to each such meeting/conference call.  The Chairman of the Development Team will be appointed by GW Pharma and such person shall also be a member of the JSC.  Almirall acknowledges that information discussed and disclosed to Almirall in a Development Team meeting constitutes the trade secrets of GW Pharma and is of particular commercial sensitivity.  Any use of such information by Almirall for any purpose other than the Development of the relevant Product or disclosure to or use by any Third Party would be damaging to GW Pharma’s interests.

3.6                               The Development Team shall endeavour to reach consensus on all matters brought before it.  GW Pharma shall disclose to Almirall’s members of the Development Team such information in GW Pharma’s Control from time to time as is necessary to allow the Development Team to work efficiently and to make decisions based on all material facts known at the time of making such decisions.  Any dispute arising between the Parties in relation to the activities of the Development Team, or arising from any meeting of the Development Team shall be referred to the JSC.

Brand Team.

3.7                               Within thirty (30) days of the Effective Date Almirall shall establish a team to oversee and manage the planning and performance of Commercialisation of Product on behalf of Almirall (the “Brand Team”).  For clarity, Almirall shall remain responsible for Commercialising Product in the Territory.

3.8                               The Brand Team will have responsibility for the brand strategy for Product, including the positioning, communications and publication strategy, market research activities and opinion leader development.

3.9                               The Brand Team:

3.9.1                               Shall be constituted and run in accordance with Almirall’s normal operating model;

3.9.2                               GW Pharma shall be entitled to appoint to the Brand Team two (2) member with the requisite experience and authority to enable them to make decisions on behalf of GW Pharma with respect to matters within the remit of the Brand Team.  GW Pharma shall have the right to nominate a different member from time to time to reflect the more particular functions being undertaken by that Brand Team at that time.  The Brand Team will assign specific tasks to satellite teams and a GW Pharma employee(s) may be appointed by the Brand Team to be a member of, or lead, one or more satellite teams.  The Brand Team may invite employees of Almirall or GW Pharma from time to time to be “ad hoc” members of the Brand Team, at the discretion of the chairman of the Brand Team.  The Brand Team shall meet in person on an ad hoc basis at least three (3) times in each Calendar Year but shall meet by conference call at least once in each three (3) month period to discuss progress with Commercialisation of Product.  The Chairman of the

Brand Team shall prepare and circulate an agenda for each such meeting/conference call to each Member of the Brand Team at least three (3) days prior to each such meeting/conference call.  The Chairman of the Brand Team will be appointed by Almirall and such person shall also be a member of the JSC.  GW Pharma acknowledges that information discussed and disclosed to GW Pharma in a Brand Team constitute the trade secrets of Almirall and is of particular commercial sensitivity.  Any use of such information by GW Pharma for any purpose other than the Commercialisation of Product or disclosure to or use by any Third Party would be damaging to Almirall’s interests.

3.10                        The Brand Team shall endeavour to reach consensus on all matters brought before it.  Almirall shall disclose to GW Pharma’s members of the Brand Team such information in Almirall’s Control from time to time as is necessary to allow the Brand Team to work efficiently and to make decisions based on all material facts known at the time of making such decision.  Any dispute arising between the Parties in relation to the activities of the Brand Team, or arising from any meeting of the Brand Team, shall be referred to the JSC.

4.                                      IMPLEMENTATION OF THE DEVELOPMENT PLAN AND LIFECYCLE MANAGEMENT PLAN

4.1                               GW Pharma’s core obligation under this Agreement (and in respect of which Almirall has or will make payments to GW Pharma pursuant to an in accordance with the terms of Clauses 11.7 to 11.8 of this Agreement) shall be to use Commercially Reasonable Efforts to carry out the Development Plan and the Lifecycle Management Plan as follows:

4.1.1                               GW Pharma shall implement the Development Plan (other than the Lifecycle Management Plan) in accordance with the provisions set out below. Such activities shall be carried out by GW Pharma at its own cost and expense;

4.1.2                               GW Pharma shall implement the Lifecycle Management Plan in accordance with the provisions set out below, subject to payment to GW Pharma of the

Program Costs set out in the Program Budget for which Almirall is responsible as agreed by the JSC.  For clarity, any *** required to be carried out by a Regulatory Authority shall be carried out by GW Pharma and at ***;

4.1.3                               GW Pharma shall ensure that the various aspects of the Development Plan including the Lifecycle Management Plan are carried out in accordance with GLP and GCP as appropriate.  Any animals involved shall only be used in accordance with relevant Legal Requirements and shall be provided humane care and treatment in accordance with current generally accepted veterinary practice;

4.1.4                               except as otherwise provided herein GW Pharma shall have the right and responsibility to carry out all Clinical Trials and shall be responsible for making and obtaining in its own name all CTA s and other regulatory filings, permissions and other approvals required by any Regulatory Authority in the Territory in relation to the conduct of the Development Plan or Lifecycle Management Plan;

4.1.5                               GW Pharma shall keep or cause to be kept detailed written records and reports of the progress of the Development Plan including the Lifecycle Management Plan in sufficient detail and in good scientific manner appropriate for all purposes including Marketing Authorisation purposes and patent purposes.  These written records and reports shall properly reflect all the work done and the results achieved in carrying out such part of the Development Plan or Lifecycle Management Plan.  Such records to be made available to Almirall for inspection upon reasonable notice and at Almirall’s cost and expense; and

4.1.6                               GW Pharma shall be responsible for the preparation, submission, prosecution and maintenance of all MAAs and other Regulatory Authority filings and applications required to obtain all necessary Marketing Authorisations to Commercialise Product in each country in the Territory and shall maintain all

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Marketing Authorisations in each country in the Territory after obtaining such Marketing Authorisations.  GW Pharma or its Affiliates shall be the owner and party of record for all such filings, applications and approvals.  GW Pharma shall be responsible for its costs associated with preparation, submission, prosecution and maintenance of all filings and applications required and for ensuring compliance with all requirements of such Marketing Authorisations, including by enforcing the provisions of Clause 5.7.  GW Pharma will inform Almirall in good time of all meetings with relevant Regulatory Authorities in the Territory with regard to obtaining all necessary consents to Commercialise Product.  Subject to the consent of the relevant Regulatory Authority, representatives of Almirall may attend such meetings with Regulatory Authorities at Almirall’s own Cost.

4.2                               GW Pharma shall have the right to sub-contract the whole of or part of the Development Plan and Lifecycle Management Plan.  The appointment of any sub-contractor shall be on the following terms:

4.2.1                               GW Pharma shall pay the sub-contractor for work carried out by the sub-contractor;

4.2.2                               that as between GW Pharma and the sub-contractor, all results emerging from such work and any related intellectual property shall be owned by GW Pharma and shall become GW Pharma IP; and

4.2.3                               that the sub-contractor shall be obligated in terms the same as Clause 17 (Confidentiality).

4.3                               Where legally permitted under the terms of its agreements with ex-EU Partners  (evidence of such permission or lack of permission to be supplied to Almirall on receipt of a request therefor), GW Pharma will inform Almirall of the Pivotal Trials to be conducted by such ex-EU Partners , (including giving Almirall the opportunity to review and comment on trial protocols where possible under the terms of GW Pharma’s agreement with such ex-EU Partners) and provide Almirall with the results and a copy of the Final Report of any such Pivotal Trial conducted outside of the Territory and Almirall shall have the right to use the same for Commercialisation of Product in the Territory, subject to fulfilling any terms and conditions imposed on the disclosure and use of such Final Report and the clinical data contained therein by GW Pharma’s ex-EU Partners.

4.4                               Subject to the approval of the protocol therefor by the JSC, Almirall shall have the right and responsibility to conduct any Marketing Studies identified by the Parties and when doing so Almirall shall conduct such Marketing Studies in accordance with GCP and shall be solely responsible for all costs and expenses thereof.  Almirall shall be responsible for making and obtaining in its own name all permissions and other approvals required in the Territory in relation to the conduct of any such Marketing Study or require GW Pharma to apply for such approvals on Almirall’s behalf and at Almirall’s cost and expense.

4.5                               Almirall will provide GW Pharma with the results and Final Report of any Marketing Study.  Almirall shall agree to permit ex-EU Partners to use clinical data generated under a Marketing Study or a Pivotal Trial funded by Almirall, provided that Almirall receives reciprocal terms for the ex-EU Partners using this data as the ex-EU Partner  requires for Almirall’s use of clinical data generated under a marketing study or a Pivotal Trial by that ex-EU Partners.

4.6                               Almirall shall have the right to sub-contract the whole of or any part of any Marketing Study for which it is responsible.  The appointment of any sub-contractor shall be on the following terms:

4.6.1                               Almirall shall pay the sub-contractor for work carried out by the sub-contractor;

4.6.2                               that as between Almirall and the sub-contractor, all results emerging from such work and any related intellectual property shall be owned by Almirall and shall become Almirall IP; and

4.6.3                               that the sub-contractor shall be obligated in terms the same as Clause 17 (Confidentiality).

5.                                      COMMERCIALISATION

5.1                               Subject to Clause 5.16, Almirall’s core obligation in relation to Commercialisation of Product shall be to use its Commercially Reasonable Efforts to achieve Launch of the Product for the first Indication within six (6) months after the grant of Marketing Authorisation (including pricing and/or reimbursement approval where such approval is necessary or industry practice for Launch) for Product for that Indication in each Major European Market and in the other countries in the Territory.  Thereafter Almirall shall use its Commercially Reasonable Efforts in each Major European Market and in the other countries in the Territory to realise the market potential of Product for that Indication and any subsequent Indication for which GW Pharma obtains a Marketing Authorisation save as provided below:

5.1.1                               As soon as Almirall considers that there is no economic case for launching Product in a specific country in the Territory and in any event within six (6) months of Marketing Authorisation for that country being granted, Almirall shall give GW Pharma written notice of this opinion and include evidence in Document form to support this opinion;

5.1.2                               If GW Pharma agrees with Almirall’s opinion Almirall shall be relieved of its obligation to use Commercially Reasonable Efforts to Commercialise Product in the country in question;

5.1.3                               If GW Pharma disagrees with this opinion, the Parties shall timely perform a joint evaluation of the marketing opportunity in the country in question to resolve the economic case for Launching Product in such country.  If having conducted such evaluation:

(i)                                     The Parties agree that there is an economic case for launching in a country but that Almirall does not wish to do so itself or on its own behalf, the Parties shall either:

(a)                                 agree a plan to jointly Commercialise Product for that indication in the country in question, in which case the Parties shall negotiate a change to the terms of this Agreement with regard to Commercialisation of Product in the country in question to reflect GW Pharma’s increased role; or if no agreement under this Clause 5.1.3(i)(a);

(b)                                 GW Pharma, in its absolute discretion, may elect to take over Commercialisation of Product in said country, in which case the right granted to Almirall under Clause 2.1 shall be deemed not to include the country in question and GW Pharma shall have the right to Commercialise Product for that Indication in that country and shall pay a fee to Almirall equal to *** percent (***%) on GW Pharma’s Net Sales in such country.  In this Clause 5.1.3 “GW Pharma’s Net Sales” shall have the equivalent meaning to Net Sales; and

(ii)                                  If the Parties agree there is no economic case for Launch of Product in that country, the right granted to Almirall under Clause 2.1 shall continue but Almirall shall have no obligation to Commercialise Product in that country.

5.1.4                               In the event that Almirall Launches Product for a particular Indication in a particular country and then withdraws it, the provisions of Section 5.1.3(b) shall apply.

5.2                               By 30 June 2006, Almirall shall provide GW Pharma through the JSC with a preliminary version of its Commercialisation Plan, including pricing/reimbursement strategy and rationale for the Product, annual marketing plans and proposed budgets therefor.  Such Commercialisation Plan shall be updated at least once each Calendar Year thereafter and shall be supplied to GW Pharma and be reviewed and, except with regard to pricing related matters (which are in the sole discretion of Almirall), agreed at a JSC meeting.  Where such Commercialisation Plan is updated after Launch of Product in the Territory, in addition to containing details of Almirall’s proposed plans for Commercialisation, they shall also contain a summary of the progress of sales and marketing of Product in the Territory and sales forecasts for the Calendar Year covered by the Commercialisation Plan.  Such plan shall be received by GW Pharma subject to the obligations of Clause 17 (Confidentiality).

5.3                               Save as otherwise provided herein, GW Pharma undertakes and agrees that during the Term it will not, and will procure that its Affiliates do not grant any right to or appoint any other person as distributor, reseller or any person as licensee, or any other person to Commercialise the Product in the Territory nor will it, and it will procure that its Affiliates do not, directly supply for their own account the Product to distributors, resellers or users located within the Territory.

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5.4                               Subject to Clause 8 GW Pharma shall, and GW Pharma shall procure that its Affiliates shall, during the Term promptly refer to Almirall (or as Almirall shall direct) all enquiries they receive for Product for Commercial sale in a country within the Territory.

5.5                               Almirall shall exercise its rights conferred under this Clause 5.5 as principal and it shall not sell or otherwise dispose of Product on behalf of, or in the name of GW Pharma or any of its Affiliates.

5.6                               Upon and subject to the terms and conditions of this Agreement, Almirall as the Party responsible for Commercialising Product in the Territory hereby agrees at its own cost and expense:

5.6.1                               to take all steps necessary to get Product placed in an appropriate controlled drug schedule in each country of the Territory.  GW Pharma shall provide all reasonable assistance therefore at GW Pharma’s cost and expense;

5.6.2                               to provide GW Pharma with reasonable advance notice including, where possible, giving GW Pharma at least ten (10) Business Days notice of all material meetings or calls with Competent Authorities relating to controlled drug scheduling discussions in the Territory.  GW Pharma personnel may attend such meetings or calls at GW Pharma’s own cost and expense; and

5.6.3                               if requested, provide reasonable assistance to GW Pharma regarding the specific requirements of Regulatory Authorities in each country in the Territory so as to enable GW Pharma to meet its obligations under Clause 9.1.9.

5.7                               Almirall shall comply with the content and terms of all Marketing Authorisations when performing its obligations hereunder to Commercialise Product.

5.8                               Almirall will:

5.8.1                               establish and maintain in the Territory a service for providing scientific and medical information relating to the Product in response to enquiries from healthcare professionals, its medical representatives, other medical organisations or societies and any Competent Authority in respect of matters relating to the indicated uses of Product and shall liase with GW Pharma in relation to any and each enquiry made to such service and Almirall’s responses shall follow GW Pharma’s recommendations.  Almirall shall provide to GW Pharma on a Quarterly basis a summary of scientific and medical enquiries received and the standard answers that Almirall has developed in response to such enquiries.  GW Pharma shall also provide Almirall with draft answers to the frequently asked questions it receives regarding Product; and

5.8.2                               taking into account GW Pharma’s recommendation through the JSC, will create and develop core sales and promotional materials and literature relating to the Product (the “Marketing Materials”) to be distributed to the medical and health community in the Territory.  Almirall shall submit such Marketing Materials to GW Pharma for approval regarding compliance with the requirements of each relevant Regulatory Authority before distributing them in the Territory (which approval shall be deemed granted except when otherwise notified by GW Pharma within 15 days of receiving such Marketing Materials).  GW Pharma shall consider such Marketing Materials and their compliance with the requirements of any relevant Regulatory Authority and may refuse its approval for the use of such materials if, in GW Pharma’s opinion, such materials are not appropriate or do not comply with the requirements of a Regulatory Authority.

5.9                               Almirall shall establish a sales force appointed and trained in accordance with Good Industry Practice to promote the Product in the EU6 Countries and shall use Commercially Reasonable Efforts to appoint a distributor in each of the other countries in the Territory in accordance with the timetable therefore set out in the Commercialisation Plan.

5.10                        Almirall shall:

5.10.1                        comply at all times with all Applicable Laws pertaining to the Commercialisation of the Product in the Territory;

5.10.2                        in countries within the Territory where Almirall does not have its own field sales force representatives at the time of Launch, it shall notify GW Pharma of the identity of any proposed Third Party Distributor it wishes to appoint and GW Pharma shall have ***

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days to approve the appointment of such Distributor (which approval shall not be unreasonably withheld or delayed).  The terms on which a Distributor is appointed shall be consistent with the terms of this Agreement and in any event, the terms of the appointment of such Distributor shall prevent the appointment of subdistributors without first obtaining GW Pharma’s prior written approval.  Almirall shall be fully responsible for each Distributor’s performance, and the appointment of a Distributor shall not in any way diminish Almirall’s obligations under this Agreement.  If such a country for which Almirall gives GW Pharma notice that it intends to appoint a Third Party Distributor is one in which GW Pharma wishes to sell and market Product GW Pharma shall have the right to elect do so itself on giving written notice to Almirall.  If GW Pharma gives such notice GW Pharma shall pay Almirall a fee equal to *** per cent (***%) on GW Pharma’s Net Sales in such country and otherwise will be appointed as Almirall’s distributor for that country on the non-financial terms agreed by Almirall with its proposed Third Party Distributor for that country.  For each other country in the Territory in which Almirall does not have a distributor GW Pharma shall have the right to elect to distribute and market Product itself in that country on giving written notice to Almirall.  If GW Pharma gives such notice GW Pharma shall pay Almirall a fee equal to *** per cent (***%) on GW Pharma’s Net Sales in such country and otherwise will be appointed as Almirall’s distributor for that country on the non-financial terms to be agreed by the Parties from time to time;

5.10.3                        either itself, its Affiliates or through its distributors maintain adequate facilities for the efficient Commercialisation of the Product throughout the Territory;

5.10.4                        maintain or have maintained the Product, pending distribution and sale to customers, in a facility that is properly equipped (including temperature and humidity control) to store pharmaceutical and other sensitive products.  GW Pharma, or its duly appointed agent, shall have the right to inspect the premises of Almirall or sub-contractor where the Product is held, stored, and/or distributed, and Almirall shall permit such inspection or arrange for such inspection no more often than once per year, upon advance notice at any reasonable time, of the methods and procedures used in the distribution,

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storage and sale of the Product and provide to GW Pharma all government inspection reports and certificates relating thereto promptly upon Almirall’s or its sub-contractors’ receipt thereof;

5.10.5                        in dealing with or handling the Product follow the reasonable instructions of GW Pharma, and provide for or have provided the storage of Product in a manner consistent with the terms of the applicable Marketing Authorisation and Applicable Law;

5.10.6                        in marketing and selling Product:

(i)                                     not make any statements, representations, warranties or guarantees concerning the Product which are contrary to the Marketing Authorisation for the Product or Applicable Laws; and

(ii)                                  avoid any misleading or deceptive marketing practices or any other promotional activities that may harm or otherwise damage GW Pharma’s or its Affiliates image or reputation, whether within the Territory or outside the Territory;

5.10.7                        keep GW Pharma informed of the Commercialisation of the Product in the Territory (including but not limited to sales of the Product) by way of (i) a written report detailing the number of Units sold in each Major European Market and the Net Selling Price in each such country for each month following Launch (as reasonably available to Almirall at the time of compiling such report) and (ii) on a Quarterly basis a written report detailing on a country by country basis the number of Units sold in the previous Quarter and the Net Selling Price in the previous Quarter and summarising any material developments relating to Commercialisation of Product in the Territory during the previous Quarter.  Such report shall be submitted within thirty (30) days of the end of each relevant time period.  Almirall shall also promptly inform GW Pharma of any other information that it now has or which it may receive in the future which in Almirall’s opinion is likely to be of material interest, benefit, or use to GW Pharma in relation to the sale of the Products outside the Territory;

5.10.8                        keep GW Pharma informed in a timely manner of any information brought to Almirall’s attention in its capacity as the Party responsible for commercialising Product in the Territory which in Almirall’s reasonable judgment could lead to a variation of the Marketing Authorisation, Packaging or Labelling (subject to any overriding provisions of the pharmacovigilance procedures agreed pursuant to Clause 10.21); and

5.10.9                        retain and archive all documentation relating to the Product received by Almirall in its capacity as the Party responsible for Commercialising Product in the Territory, including, in particular, documentation relating to regulatory matters.

5.11                        Almirall shall be responsible for all costs and expenses associated with its Commercialisation activities.

5.12                        Subject to Clauses 5.1.1 to 5.1.4, Almirall (as the Party responsible for Commercialising Product in the Territory), at its sole cost and expense, shall be responsible for obtaining all ancillary necessary permissions, consents and licences (additional to the Marketing Authorisation), required to Commercialise the Product in each country in the Territory under any Applicable Law, such as any import approvals, wholesale dealer’s licenses and pricing and reimbursement approvals.  GW Pharma agrees to reasonably cooperate with Almirall in obtaining any such additional necessary authorisations and approvals required to Launch the Product in each country in the Territory, including representatives of GW Pharma attending meetings with the relevant Competent Authorities together with Almirall (subject to the consent of such Competent Authority) at GW Pharma’s own cost and expense for such attendance.  Almirall will inform GW Pharma in good time of all meetings with relevant Competent Authorities.  Where it is not legally permissible for Almirall to obtain any such necessary permission, consent or licence on its own behalf or in its own name, GW Pharma shall assume such responsibility at Almirall’s cost and expense.  In the event GW Pharma is not able to obtain such permission, consent or licence on behalf of a Almirall in a particular Country in the Territory the Parties shall meet and agree a procedure to allow the Commercialisation of Product in the Country in question.

5.13                        Almirall shall be free to set the sales price of Product in each country in the Territory.

5.14                        Almirall (as the Party responsible for Commercialising Products in the Territory) shall during the Term of this Agreement fulfil all of its obligations as the Party responsible for Commercialising Products in the Territory and covenants hereunder in a manner that is consistent with Good Industry Practice.

5.15                        Almirall shall not:

5.15.1                        advertise the Product or canvass or solicit orders for the Product outside the Territory; or

5.15.2                        open branches for the sale of the Product outside the Territory; or

5.15.3                        maintain distribution depots for the Product outside the Territory.

5.16                        In addition to Clause 5.1, Almirall’s and its Affiliates’ core obligations in relation to Commercialisation of Product in the Territory shall be as follows:

5.16.1                        to incur the Launch Commitment.  At the end of the *** month  period following Launch Almirall shall demonstrate to GW Pharma that Almirall has satisfied such obligation;

5.16.2                        to incur the Detailing Commitment.  At the end of the *** month period following Launch Almirall shall demonstrate to GW Pharma that Almirall has satisfied such obligation; and

5.16.3                        save where there is a Significant Event, in which case Almirall shall be relieved of its obligations for the duration of that event, in each Calendar Year of this Agreement (or part thereof) commencing at least *** months after Launch, Almirall shall purchase from GW Pharma and pay for the number of Units of Product at the Supply Price therefor equal to *** per cent (***%) of the Projected Sales for each country in the Territory in that Calendar Year (or part thereof).  If for *** Calendar Years Almirall has not met *** per cent (***%) of the Projected Sales for a country in the Territory in each of such Calendar Years Almirall shall be deemed to be in material breach under Clause 19.2.  Almirall may remedy such breach by making within ninety (90) days of the end of such *** Calendar Year, a balancing payment to GW Pharma such that:

(i)                                     where Almirall has met less than *** per cent (***%) of the Projected

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Sales for a country in the Territory in each of such Calendar Years, GW Pharma receives monies equivalent to the sum it would have received if the number of Units of Product equivalent to *** per cent (***%) of Projected Sales in each of such Calendar Years had been purchased from GW Pharma at the Supply Price; and

(ii)                                  where Almirall has met greater than *** per cent (***%) of the Projected Sales for a country in the Territory in each of such Calendar Years but less than *** per cent (***%) of the Projected Sales for a country in the Territory in each of such Calendar Years, GW Pharma receives monies equivalent to the sum it would have received if the number of Units of Product equivalent to *** per cent (***%) of Projected Sales in each of such Calendar Years had been purchased from GW Pharma at the Supply Price.

6.                                      MARKET STUDIES

6.1                               Any Marketing Study shall be carried out by Almirall on the terms of Clause 4.4.

6.2                               All rights in and to any data, results, information, inventions, discoveries and/or improvements arising out of the performance of a Marketing Study, whether patentable or not, conceived, made, obtained or developed (the “Data Package”) pursuant to a Marketing Study performed in the Territory shall vest in and remain the property of Almirall, provided always that the rights in such Data Package shall be the subject of the grant of rights to GW Pharma under Clause 2.2, save that where an ex-EU Partner will not allow GW Pharma to share clinical trial data generated by such ex-EU Partner with Almirall as set out in Clause 4.3, the grant of rights pursuant to Clause 2.2 shall not include the right to grant any rights to the Data Package to such ex-EU Partner.

7.                                      NEW INDICATIONS

7.1                               Within:

7.1.1                               ninety (90) days of the Effective Date the Parties shall, through the medium of the JSC, meet to discuss the possibility of adding following Indications to the Development Plan:

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(a)                        ***;

(b)                        ***; and

(c)                         ***.

7.1.2                               one hundred and eighty (180) days of the Effective Date the Parties shall decide whether to add the first of such indications to the Development Plan, in which case such indication shall become a Principal Indication.  The Parties shall then agree the development plan for this Indication and appropriate milestones for this Indication, which development plan shall be incorporated into the Development Plan and which milestones for this indication shall be incorporated into Clause 11 of this Agreement and the other provisions of this Agreement shall apply to such indication as if it had always been a Principal Indication.

7.2                               Subject to Clause 7.1, if at any time after the Effective Date a Party comes to the opinion that Development of Product should occur for a New Indication it shall notify that opinion in writing to the other Party identifying the New Indication in question for discussion.  Such a proposed New Indication may be the treatment of any illness, pathology or disease condition, recognised as a distinct indication by any Regulatory Authority.  In its submission, the suggesting Party shall define the target condition and identify the potential target patient population and market opportunity.  Upon receipt of such notice the Parties shall discuss, through the medium of the JSC, the New Indication and the necessary changes to the Lifecycle Management Plan and GW Pharma will conduct Clinical Trials of Product of the New Indication until completion of Phase IIa Clinical Trials at its own cost and expense.  Following completion of Phase IIa Clinical Trials for such New Indication by GW Pharma, GW Pharma will promptly compile a data package, in a form set by the JSC, setting out the results of such clinical trials including all Phase IIa clinical data and the Final Report therefor (“Phase IIa Data Package”) and present it to Almirall at the next to occur meeting of the JSC.  Almirall shall then review the Phase IIa Data Package and undertake its own

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decision-making process.  At the meeting of the JSC following the presentation the Parties shall discuss the program for continued Development of Product for the New Indication associated with Development and at the end of the meeting Almirall shall report its decision on whether to continue Development of Product for the New Indication.

7.3                               If, following such meetings:

7.3.1                               the Parties agree to continue Development of Product for the New Indication and agree the Development Plan and Program Budget therefor plus appropriate sales milestones for the Commercialisation of Product for the New Indication, then the Development Plan and Program Budget for the New Indication will be added to the Lifecycle Management Plan (which will be performed on the terms of Clause 4) and Almirall shall pay to GW Pharma ***                      and the preparation of the Final Report therefor and such cost for which the Parties have agreed Almirall shall be responsible under the Program Budget and on the timeline set out therein.

7.3.2                               If the Parties cannot agree such issues the matter shall first be referred to the Chief Executive Officer of GW Pharma or equivalent position or his or her nominee and the Chief Executive Officer of Almirall or equivalent position or his or her nominee for resolution, who together shall use reasonable and good faith efforts to resolve such matters within thirty (30) days of the date such matters are referred to them for resolution.  If such persons cannot agree then GW Pharma, in its sole discretion (acting rationally) and at its own cost and expense, may conduct such proposed Development.

7.3.3                               If the persons referred to in Clause 7.3.1 and 7.3.2 cannot reach agreement and GW Pharma (acting rationally) elects to continue Developing Product for the New Indication on its own, following completion of Phase II POC Clinical Trials for such New Indication by GW Pharma, GW Pharma will promptly compile a data package, in a form set by the JSC, setting out the results of GW Pharma’s development plan to that point and including all

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Phase II POC clinical data and the Final Report therefor (“Phase II POC Data Package”) which it shall present to Almirall at the next to occur JSC meeting and shall at the same time offer Almirall the opportunity to have the rights to Commercialise the New Indication in the Territory for ***

                                                                                                             (which Development Costs shall be specified in the offer) together with payment of *** per cent (***%) of the *** for the continued Development of the New Indication thereafter (which shall be estimated by GW Pharma in the offer).  Almirall shall then review the Phase II POC Data Package and undertake its own decision-making process.  At the next to occur meeting of the JSC following the presentation the Parties shall discuss the program for continued Development of Product for the New Indication associated with Development and at the end of the meeting Almirall shall report its decision on whether to continue Development of Product for the New Indication.  The consequences of Almirall’s decision are as follows:

(i)                                     if Almirall accepts the offer to continue Development of Product for the New Indication and the Parties agree the Development Plan and Program Budget therefor plus appropriate sales milestones for the Commercialisation of Product for the New Indication, then the Development Plan and Program Budget for the New Indication will be added to the Lifecycle Management Plan (which will be performed on the terms of Clause 4) and Almirall shall pay to GW Pharma ***

                                                                                         and all costs set out under the Program Budget on the timeline set out therein; or

(ii)                                  if Almirall does not accept this offer, GW Pharma may in its sole discretion (acting rationally) and at its own cost and expense proceed with Phase III Clinical Trials.

7.3.4                               At the end of Phase III Clinical Trials, GW Pharma will promptly compile a data package, in a form set by the JSC, setting out the result of the Phase III Clinical Trials, including all Phase III clinical data and the Final Report therefor (“Final Data Package”) which it shall present to Almirall at the next

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to occur JSC meeting and shall at the same time offer Almirall the opportunity to have the right to Commercialise the New Indication in the Territory for ***

                                                                     (which Development Costs shall be specified in the offer) together with payment of *** per cent (***%) of the *** for the continue Development of the New Indication thereafter (which shall be estimated by GW Pharma in the offer).  At the following meeting of the JSC the Parties shall discuss the potential of Product for the New Indication and at the end of the meeting Almirall shall report its decision on whether to Commercialise Product for the New Indication.  The consequences of Almirall’s decision are as follows:

(i)                                     if Almirall agrees to continue Development of Product for the New Indication and to Commercialise Product for the New Indication and the Parties agree the Development Plan and Program Budget therefor plus appropriate sales milestones for the Commercialisation of Product for the New Indication, then the Development Plan and Program Budget for the New Indication will be added to the Lifecycle Management Plan (which will be performed on the terms of Clause 4) and Almirall shall pay to GW Pharma ***

                                                                                                                                                               and all costs set out under the Program Budget on the timeline set out therein; or

(ii)                                  if Almirall does not accept this offer, all rights in the New Indication shall vest in GW Pharma and GW Pharma may itself Commercialise Product solely for the New Indication in the Territory.  For clarity GW Pharma shall not grant  the right to commercialise or appoint a Distributor but may sub-contract part of its Commercialisation activities.  If the Parties reasonably consider that the commercial value of the First Trademark may be lessened as a result of such joint commercialisation, GW Pharma shall undertake Commercialisation of Product solely for the New Indication under a different trademark.

7.4                               For clarity, when Developing Product for New Indications GW Pharma shall, in all circumstances and at all times, act reasonably and rationally and in the interest of the Product.

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8.                                      COMPASIONATE ACCESS PROGRAMS / NAMED PATIENT SALES.

8.1                               In the EU6 Countries and any other country where Almirall establishes a direct presence Almirall shall be the importer and distributor of Product in each such country in response to individual named patient prescriptions where a Marketing Authorisation for Product has not yet been granted in the country in question (“Unlicensed Product”).

8.2                               In respect of the Catalan compassionate access program for six hundred (600) patients (the “Catalan Compassionate Access Program”), Almirall shall be the importer and distributor for a ***.  GW Pharma shall contract for and shall book such sales.

8.3                               In respect of any sales of Unlicensed Product in Spain other than pursuant to Clause 8.2, Almirall shall be entitled to charge a distribution fee on the supply of such amount of Unlicensed Product at a *** percent (***%) of the gross sales of Unlicensed Product in Spain.

8.4                               In the event that there are sales of Unlicensed Product in any other EU6 country, Almirall shall be the importer and distributor of such Unlicensed Product for which it shall charge a fee equal to Almirall’s costs per annum for the *** Units per country per annum in the each major European Market (excluding Spain) and *** in any other country in the EU6 Countries.  Almirall shall supply GW Pharma with written evidence of such costs.  In respect of supplies above the relevant level set out above in such a country in any Calendar Year, Almirall shall be entitled to charge a distribution fee on such supply at the *** percent (***%) of the gross sales of Unlicensed Product in that country.

8.5                               Prior to the grant of the first Marketing Authorisation for Product in a Major European Market, in the event that there are sales of Unlicensed Product in any other country in the Territory outside of the EU6 Countries, GW Pharma shall be free to import and distribute Unlicensed Product for such purposes.  Following the grant of the first Marketing Authorisation for Product in a Major European Market, Almirall shall have the right to import and distribute (including by appointing a Distributor)

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8.6                               Unlicensed Product in such countries and, having given GW Pharma notice of its intention so to do, shall be the importer and distributor of such Unlicensed Product in such countries for which it shall be entitled to charge a distribution fee on such supply at the rate of *** percent (***%) of the gross sales of Unlicensed Product in each such country.

8.7                               The following sales milestone payments shall be paid by Almirall to GW Pharma upon the achievement of the following aggregate gross sales of Unlicensed Product in the Territory.  Any payment made under this Clause 8.6 shall be credited against the sales milestone payment due under Clause 11.9.1.

8.7.1                               *** pounds sterling (£***) when aggregate gross sales of Unlicensed Product in the Territory surpass *** Euros (€***);

8.7.2                               *** pounds sterling (£***) when aggregate gross sales of Unlicensed Product in the Territory surpass *** Euros (€***);

8.7.3                               *** pounds sterling (£***) when aggregate gross sales of Unlicensed Product in the Territory surpass ***;

8.7.4                               *** pounds sterling (£***) when aggregate gross sales of Unlicensed Product in the Territory surpass *** Euros (€***); and

8.7.5                               *** pounds sterling (£***) when aggregate gross sales of Unlicensed Product in the Territory surpass *** Euros (€***).

8.8                               Prior to Almirall beginning to supply Unlicensed Product in the Territory pursuant to Clauses 8.3, 8.4 or 8.5 in circumstances where Almirall is entitled to charge a distribution fee on such supply at the rate of *** percent (***%) of the gross sales (gross amounts received for sales of Unlicensed Product) of Unlicensed Product the Parties shall meet and agree Almirall’s obligations for reporting and recording sales of Unlicensed Product in the Territory and the necessary changes to the Agreement to account for the supply of Product to meet the requirements for Unlicensed Product.

8.9                               For the avoidance of doubt, the Parties hereby agree that the rights and obligations created in this Clause 8 do not (expressly or by implication) transfer or grant any

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rights to the Unlicensed Product currently owned or created in the future beyond those stated in this Clause 8.

9.                                      GW PHARMA’S SUPPLY OBLIGATIONS

9.1                               Subject to the provisions of Clause 10 GW Pharma shall:

9.1.1                               be responsible at Almirall’s cost and expense for supplying all quantities of Product required by Almirall for the purposes of conducting any Marketing Study on the terms of Clause 9.2;

9.1.2                               manufacture or have manufactured and to supply to Almirall such amounts of Product for Almirall’s Commercialisation of the Product in the Territory, as Almirall may order from time to time which amounts have been manufactured in the manner specified in the Marketing Authorisation for the Territory and in accordance with GMP and the Specifications;

9.1.3                               Subject to Clause 9.4 use Commercially Reasonable Efforts to obtain a Manufacturing Authorisation for the purposes of manufacturing Product in relation to each and every site at which manufacture (or any part thereof) of Product shall occur, to provide Almirall with a copy of such Manufacturing Authorisation(s) and to provide Almirall with advance written notice of any proposed change to such Manufacturing Authorisation(s);

9.1.4                               ensure that Product is handled and stored by it in accordance with all Applicable Laws and to ensure that it creates and retains manufacturing, analytical and distribution records, testing and releasing materials, undertakes production and quality controls, including in-process controls and all necessary stability studies, and analysis relating to the Product all in accordance with the Specification and GMP;

9.1.5                               have in place a qualified person acting on GW Pharma’s behalf, who shall be responsible for batch release of Product in the Territory and to supply Product which has been released in the Territory for sale by such person in accordance with Applicable Laws;

9.1.6                               procure that Almirall, or its duly appointed agent, shall have the right to inspect the premises of GW Pharma or its sub-contractor where the Product is manufactured, Packaged or Labelled, which inspections may take place no more often than once per Calendar Year upon advance notice at any reasonable time and shall provide to Almirall all government inspection certificates relating thereto promptly upon GW Pharma’s or its sub-contractors receipt thereof;

9.1.7                               ensure that no changes in chemistry and manufacturing controls specified in the CMC Data in the Marketing Authorisation for the Product in the Territory are made without having obtained the prior approval of each applicable Regulatory Authority for such changes if such approval is required;

9.1.8                               keep Almirall informed in a timely manner of any information brought to GW Pharma’s attention which in GW Pharma’s reasonable judgment could lead to a variation of the Marketing Authorisation, Packaging or Labelling (subject to any overriding provisions of the pharmacovigilance procedures agreed pursuant to Clause 10.21);

9.1.9                               supply the Product in Packaging as required by Almirall which incorporates all information (including the patient information leaflet) that may be required by the relevant Marketing Authorisation, any Regulatory Authority or any Applicable Law from time to time;

9.1.10                        notify Almirall of the outcome of any Regulatory Authority inspection of the facilities at which Product is manufactured which impacts upon the Product;

9.1.11                        retain and archive all documentation relating to the Product including, in particular, documentation relating to regulatory matters and to Clinical Trials of Product;

9.1.12                        the fact that GW Pharma appoints and allocates personnel to carry out the functions described in the above clauses will not imply that such personnel provide any technical service or perform any services which could involve the transfer of any type of Know How and/or protected or unprotected intellectual property or any other information concerning industrial, commercial or scientific experience.

9.2                               From time to time Almirall may place orders for samples of the Product for distribution in connection with its sales and promotions activities under the Commercialisation Plan and for use in Marketing Studies.  The quantity of each such

Purchase Order are to be agreed by the JSC, save that in no event shall such quantities to be used in Marketing Studies or given away as free samples be more than is common in the industry for this sort of Product.  Each such quantity ordered shall be manufactured fully in accordance with the terms of Clause 9.1 and delivered and accepted on the terms of Clauses 10.13 to 10.18 at GW Pharma’s Cost of Manufacture.

9.3                               Almirall shall notify GW Pharma as soon as reasonably practicable if there is an incomplete delivery of Product having regard to the permitted margin of *** percent (***%) *** in the Firm Order quantities as detailed in Clause 10.5.  If GW Pharma is notified by telephone or in person then such notification shall be confirmed by Almirall in writing.  The alleged incomplete delivery shall then be promptly investigated by the Parties and in the event that it is established that a delivery is in fact incomplete, GW Pharma shall then be obliged to rectify the incomplete consignment within twenty (20) Business Days, from the later of the date of written notification or the Parties reasonably establishing that that delivery is in fact incomplete.

9.4                               In order to maintain security of supply of Product for Almirall following Launch GW Pharma shall take the following steps:

9.4.1                               Almirall acknowledges and agrees that GW Pharma already has a second source for each stage of its manufacturing process save steps to produce finished Product from Botanical Drug Substance.  The Parties understand that GW Pharma has an exclusive arrangement with its contract manufacturer, *** (“***”), to supply Product in the Territory.  The Parties also agree that it is necessary for GW Pharma to have in place a second site for manufacture of finished Product from Botanical Drug Substance (the “Second Site”).  Within thirty (30) days of Almirall completing its audit of ***, Almirall shall inform GW Pharma of whether it is prepared to establish at its own manufacturing facility the Second Site.  If Almirall is so willing it shall, subject to obtaining the necessary licences and consents, establish at its own manufacturing facility the Second Site and validate such site by Launch.

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In such circumstances this Second Site shall only become operational in the event that *** is unable to fulfill its supply obligations under the terms of its contract with GW Pharma.  At the time of first use the Parties will negotiate an agreement pursuant to which Almirall would manufacture finished Product for GW Pharma.  This agreement will include the obligation for Almirall to manufacture Product to fill orders for Product both inside and outside the Territory.  For clarity, where Almirall is manufacturing finished Products pursuant to this Clause 9.4 priority shall be given to the manufacture of Product for the Territory, thereafter Almirall shall, subject to capacity at its manufacturing facility, manufacture Product to meet the requirement of GW Pharma’s ex-EU Partners in the British Isles and Canada for so long as it takes GW Pharma to validate a second site to manufacturing finished Product for these countries.  If Almirall is not willing establish the Second Site at its manufacturing facilities GW Pharma shall, in its discretion, be free to identify a Third Party to provide the Second Site.

9.5                               GW Pharma shall use Commercially Reasonable Efforts to obtain Marketing Authorisations for Product in the Territory with a shelf-life of at least eighteen (18) months.  The steps the Parties agree that GW Pharma will take in order to obtain a Marketing Authorisation for Product with a shelf-life of at least eighteen (18) months shall be set out in the Development Plan.  By 31 December 2006 the JSC shall prepare an action plan covering the steps to be taken by the Parties should GW Pharma only be able to obtain Marketing Authorisation for Product with a shelf-life of fifteen (15) months or less, such action plan shall set out (i) the necessary changes to the forecasting, ordering, delivery mechanism and supply chain set out in the Agreement to allow Almirall to effectively distribute Product and to maximise the available shelf-life of Product supplied to Almirall for permitting efficient Commercialisation, and (ii) the process for allowing Almirall to return unsold Product to GW Pharma.  The Parties agree that the action plan shall contain the provision that where Almirall returns unsold Product to GW Pharma it shall pay GW Pharma for returned Product at GW Pharma’s Cost of Manufacture.  Once the action plan is agreed the right of Almirall to reject Product pursuant to the second sentence of

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Clause 10.20 shall terminate.  For clarity GW Pharma shall not have the deciding vote on the action plan pursuant to Clause 3.1.3.

9.6                               The Parties shall, within 90 days of the Effective Date, meet to discuss the Technical Agreement.

10.                               FORECASTS ORDERS DELIVERY AND ACCEPTANCE

10.1                        No later than six months prior to the anticipated Launch date for Product in the Territory and by the fifth day of each month thereafter, Almirall shall prepare and provide GW Pharma with a written forecast of its total requirement for Product (unlabelled anonymous vials) for at least the following eighteen (18) months (“Forecast”).  Against the Product Forecast Almirall will formally call off the respective quantities in line with the Product Firm Order process described in Clause 10.3.

10.2                        No later than six months prior to the anticipated Launch date for Presentation in each Territory and by the fifth day of each month thereafter, Almirall shall prepare and provide GW Pharma with a written forecast of its total requirements for Presentation (being finished Labelled and Packaged Product for country) for at least the following eighteen (18) months (“Forecast”).  Against the Presentation Forecast Almirall will formally call off the respective quantities in line with the Presentation Firm Order process described in Clause 10.4.

10.3                        The quantities of Products detailed in the first *** months of each Product Forecast (“Product Firm Order Period”) shall constitute a binding commitment on Almirall to purchase such quantities of Product from GW Pharma on the terms and conditions of this Agreement (“Product Firm Order”). With respect to the total requirement for Product, Almirall shall issue to GW Pharma by the fifth Business Day of each month a Product Firm Order for the quantity of Product (unlabelled anonymous vials) required in the fourth month of the Product Forecast.   For the avoidance of doubt the first Product Firm Order will consist of a quantity of Product ordered for the *** month *** months ***. The Parties agree that all Firm Orders for the Products placed by Almirall under this Agreement shall be supplied on the terms of this Agreement.

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10.4                        The quantities of Presentations detailed in the first month of each Presentation Forecast (“Presentation Firm Order Period”) shall constitute a binding commitment on Almirall to purchase such quantities of the Presentations from GW Pharma on the terms and conditions of this Agreement (“Presentation Firm Order”). With respect to the total requirement for Presentation, Almirall shall issue to GW Pharma by the tenth Business Day of each month a Presentation Firm Order for the quantity of Presentations (being finished Labelled and Packaged Product for country) required in the following month of that Presentation Forecast. The sum of the Presentation Firm Order quantities to be Labelled and Packaged shall be no greater than the total Product Firm Order for that month as described in Clause 10.3.  The quantities to be Labelled, the ‘labelling plan’, will be documented and attached as part of the Presentation Firm Order.

10.5                        In determining Product Firm Order quantities, Almirall shall take account of manufacturing batch sizes, such that Almirall must accept as fulfilled orders actual quantities of Products manufactured which are within a margin of *** percent (***%) of the Product Firm Order quantity.  In the event GW Pharma manufactures Product quantities in an aggregated shortfall *** percent (***%), then GW Pharma shall be obliged to make up such shortfall quantities as early as possible. GW Pharma shall notify Almirall of the initial manufacturing batch size for the Products six (6) months in advance of anticipated Launch.

10.6                        In determining Presentation Firm Order quantities and the labelling plan, Almirall shall take account of labelling batch sizes of *** (subject to GW Pharma confirmation), such that Almirall must accept as fulfilled orders actual quantities of labelled Presentations which are within a *** percent (***%) of the Presentation Firm Order quantity.  In the event GW Pharma supplies quantities in an aggregated shortfall of *** percent (***%), then GW Pharma shall be obliged to make up such shortfall quantities as early as possible. GW Pharma shall notify Almirall of the minimum labelling batch size for the Presentations six months in advance of anticipated launch.

10.7                        Almirall agrees to discuss (via conference call) with GW Pharma on a monthly basis,

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no later than the 10th Business Day of the month, the latest Forecasts sent by Almirall, for each Territory.  The purpose of this discussion is for Almirall to explain changes made to the Forecasts and to highlight any future developments in the Territory that may affect future Forecasts.  GW Pharma will document the monthly demand management discussion and send a summary of the discussion to Almirall within 5 Business Days thereof.  GW Pharma will also review whether the latest Forecasts raise any issues regarding GW Pharma’s ability to supply Product to meet anticipated future demand.  If potential issues arise GW Pharma will respond to Almirall within thirty (30) days with an action plan responding to the issues.

10.8                        In addition to the requirements of Clause 9.4.1 GW Pharma shall hold sufficient stocks of both CBD Botanical Drug Substance and THC Botanical Drug Substance to meet the Forecast requirements during the Product Firm Order Period and up to *** percent (***%) of the Product Forecast requirements detailed in the months ***.  For clarity, this means that GW Pharma shall hold sufficient stocks of CBD Botanical Drug Substance and THC Botanical Drug Substance in bulk form to cover the Firm Order Period ***% of the demand for months *** but in any event shall hold stocks of CBD Botanical Drug Substance and THC Botanical Drug Substance in bulk form necessary to manufacture a volume of Product equal to or greater than the total volume of Almirall’s Firm Orders for the previous six (6) months.  Both Parties shall conduct their businesses so as to minimise any stock write-offs.

10.9                        GW Pharma shall hold, at GW Pharma’s cost, safety stocks of printed packaging components as agreed with Almirall. These safety stock targets shall be reviewed on a monthly basis, in the light of monthly Presentation Forecast, and any changes shall be documented as part of the demand management process described in Clause 10.7.  Any write off of printed packaging materials is as agreed under Clause 14.4.1 and 14.4.2.

10.10                 Almirall may ask GW Pharma for additional quantities to be manufactured and delivered by GW Pharma during the Firm Order Period.  GW Pharma shall use its reasonable efforts to comply with Almirall’s additional demand.  In any case GW Pharma shall give notice to Almirall within ten (10) Business Days of the receipt of the written order of its ability to meet such additional quantity.

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10.11                 It is understood that volumes detailed in each Forecast for the months following the Firm Order Period constitute a good faith estimate of future requirement of Product by Almirall, its Affiliates and distributors and do not comprise a minimum purchase requirement or a binding commitment on Almirall.  Almirall recognises that GW Pharma will commit to resources and materials against the Forecast and that these decisions rely on GW Pharma understanding the future demands using the process described in Clause 10.4.

10.12                 GW Pharma shall respond to each Firm Order received from Almirall within three (3) Business Days of receipt.  The response shall include confirmation of the quantity set out in the Firm Order and the date by which GW Pharma will be able to deliver the Product. In the event that discussion is required regarding the timing of delivery then the relevant personnel from both Parties will negotiate in good faith and agree and confirm in writing an amended Firm Order within four (4) Business Days of receipt by GW Pharma of the original Firm Purchase Order except during the period 20th December to 6th January in each Year when the periods of three (3) or four (4) Business Days referred to herein shall be replaced by eight (8) Business Days in each case.

10.13                 All Product supplied under this Agreement shall be delivered FCA (Incoterms 2000) *** premises located in *** and shall be accompanied by a written Certificate of Analysis and Release confirming that such quantity of Product meets the Specification, a Packing-list and an insurance policy. GW Pharma shall secure transport and insurance, from Wockhardt to Sant Andreu de la Barca (Barcelona) or its nominee’s facility in Europe, with its own providers at Almirall’s cost and expense.  Almirall shall pay all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the sale and transport of Product purchased by Almirall hereunder which amounts shall be separately set forth on GW Pharma’s invoices to Almirall.  Title and risk of loss and damage to Product purchased by Almirall hereunder shall pass to Almirall upon collection of the Product by the Third Party carrier.

10.14                 Almirall has the right, at anytime and in an order-by-order basis, to secure transport or insurance with its own Almirall providers, by communicating such decision to GW

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Pharma in the correspondent Presentation Firm order.

10.15                 Following receipt of a shipment of Product from GW Pharma, Almirall or its designated agent shall, within five (5) days, carry out a visual inspection (as defined below) of such shipment to ensure that Packaging and Labelling of Product has taken place in accordance with the Specification and is accompanied by an associated Certificate of Analysis and if Almirall determines in its sole discretion (exercised reasonably) that it has not so taken place it shall promptly notify rejection of shipment to GW Pharma in writing.  Subject to the provisions of Clause 10.16, if Almirall does not notify GW Pharma of rejection of such shipment within such five (5) days, such shipment of Product shall be deemed to have been accepted.

10.16                 For the purposes of this Agreement, “visual inspection” shall mean:

10.16.1                 comparing the applicable order against the documentation accompanying the shipment to verify that the delivery date, identity, quantity and exterior shipment labelling comply with the order;

10.16.2                 verifying that the Certificate of Analysis for the shipment states that the Product conforms in all material respects to the applicable Specifications;

10.16.3                 visually inspecting the exterior of the shipment of Products to verify that the shipment appears to be in good condition; and

10.16.4                 verifying that the temperature of the shipment has remained within specification by reviewing the data logger information.

For the avoidance of doubt, visual inspection does not include laboratory analysis.

10.17                 Notwithstanding the foregoing, GW Pharma shall remain liable to Almirall to the extent provided in Clause 10.19 or 10.20 as appropriate for any latent defect that subsequently is discovered which renders the Product unsaleable, if such defect is due to the failure of Product to meet Specification and/or GMP and provided that Almirall immediately inform GW Pharma by notice in writing of such defect and rejection of the relevant shipment not later than ten (10) Business Days from the date of discovery of such latent defect.

10.18                 Within 10 days of receipt by GW Pharma of a notice of rejection from Almirall in accordance with Clauses 10.15 or 10.17 GW Pharma shall indicate in writing to

Almirall whether GW Pharma is issuing a return authorisation or not.  In the event that a return authorisation is so issued Almirall shall return to GW Pharma at GW Pharma’s expense the quantities of Product in question and GW Pharma shall replace such quantities within twenty (20) Business Days or as soon as reasonably practicable thereafter.  If the payment in respect of such quantities is outstanding, it shall be postponed until such replacement quantities are received and accepted by Almirall in accordance with this Clause 10.

10.19                 After receipt of any rejection notice from Almirall pursuant to Clause 10.15 or Clause 10.17 if GW Pharma does not issue a return authorisation under Clause 10.17 GW Pharma shall analyse any batch of Product rejected by Almirall for non-conformity with the Specifications within twenty (20) Business Days of receipt of such notice, and present its findings with respect to such Product to Almirall.  If such tests confirm non-conformity with the Specification GW Pharma shall promptly supply to Almirall (at GW Pharma’s cost and expense) a conforming batch in the same quantity as the rejected batch and shall reimburse Almirall for any out of pocket costs or expenses incurred by Almirall including shipping charges in relation to such non-conforming batch.  If the Parties cannot agree on whether the batch of Product in question conforms to the Specifications, an independent qualified laboratory reasonably acceptable to both Parties, and at a cost equally shared by both Parties, shall analyse both Almirall’s and GW Pharma’s samples of Product in question, and the definitive results of such laboratory shall be binding on the Parties.  If the batch of Product in question is determined to be non-conforming, such non-conforming Product shall be held for GW Pharma’s disposition, or shall be returned to GW Pharma, in each case at GW Pharma’s expense, as directed by GW Pharma no later than ten (10) Business Days following such determination.  GW Pharma shall replace each non-conforming batch of Product, or the non-conforming portion thereof, with conforming Product within twenty (20) Business Days or as soon as reasonably practical after receipt of notice of rejection thereof.  If the batch of Product in question is determined to be conforming and provided that the Certificate of Analysis did not indicate it to be non-conforming, such Product shall be returned to Almirall at Almirall’s cost and expense.

10.20                 GW Pharma shall employ stock rotation methods and techniques consistent with Good Industry Practice so as to ensure that Product delivered to Almirall has a minimum of seventy-five per cent (75%) of its shelf life unexpired, provided the approved shelf-life is at least of sixteen (16) months.  Almirall has the right to reject any Product with less than *** months of remaining shelf-life and save as otherwise agreed between the parties pursuant to Clause 9.5.

10.21                 The Parties agree that the costs of recall shall be met as follows: if a recall arises due to any act or omission by Almirall the Cost of Manufacture, distribution expenses and third-party recall expenses (collectively, the “Recall Costs”) shall be borne by Almirall; if a recall arises from any other reason then the Recall Costs shall be borne by GW Pharma.  Almirall shall maintain records of all sales of Product and customers sufficient for Almirall or GW Pharma (as appropriate) to adequately administer a recall for the period required by Applicable Law.

11.                               PRICE AND PAYMENT TERMS

11.1                        In fulfilment of its core obligation under this Agreement to Commercialise Product, Almirall shall purchase from GW Pharma all of its requirements for Product at the Supply Price.  Such price shall apply before and from Launch.  In the event that GW Pharma reasonably considers that the Supply Price will be lower than GW Pharma’s Fully Burdened Cost of Manufacture, GW Pharma shall provide evidence to Almirall to support its position and the Parties shall promptly meet to discuss and agree a feasible solution to this problem.

11.2                        Upon shipment of Product to Almirall, GW Pharma shall submit invoices to Almirall, on a country by country basis, as follows:

11.2.1                        during the period from Launch to the end of the Calendar Year in which Launch occurs GW Pharma shall invoice Almirall for Product at a price per Unit of *** percent (***%) or *** percent (***%) as applicable of the List Price;

11.2.2                        thereafter for each Calendar Year GW Pharma shall invoice Almirall for Product at a price per Unit of *** percent (***%) or *** percent  (***%) as applicable of the Net Selling Price (for that country) as calculated for the previous Calendar Year;

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11.2.3                        For clarity, GW Pharma shall invoice Almirall for Product at a price per Unit of *** percent (***%) of the Net Selling Price (or List Price in the first Calendar Year or part thereof following Launch) until the end of the Initial Period and thereafter at the price per Unit *** percent (***%) of the Net Selling Price (or List Price in the first Calendar Year or part thereof following Launch);

the applicable price in any circumstance being the Invoice Price.  The total amount invoiced in any Calendar Year for manufacturing and supplying Product for a specific country being the Invoice Income.  Almirall shall pay each invoice in full within sixty (60) days after the date of invoice.  All invoices shall be stated in Euros and payments shall be made in Euros.

11.3                        Within thirty (30) days of the end of a Calendar Year Almirall shall submit to GW Pharma a report on each country in the Territory, containing the following information:

11.3.1                        a stock reconciliation showing the number of Units of stock brought forward from the previous Calendar Year, the number of Units purchased in the Calendar Year in question and the Invoice Price therefor, the number of Units sold in the Calendar Year in question and the gross amounts received by Almirall or its Affiliates (the “Gross Sales”), any other stock movements (such as, but not limited to: returns; samples; expiries) and the number of Units of stock carried forward into the new Calendar Year;

11.3.2                        a reconciliation of the total Gross Sales for the Calendar Year to the total Net Sales for the Calendar Year;

11.3.3                        The calculation of the Net Selling Price being the Net Sales of all Product in a specific country in the Calendar Year in question divided by the number of Units of Product sold in that Calendar Year.  For the avoidance of doubt it is declared and agreed that the number of Units sold does not include Units used in Marketing Studies or Units given away as free samples.  These Units shall not be counted when calculating the Net Selling Price.

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11.4                        Within fifteen (15) days of receipt of the report under Clause 11.3 the Parties shall agree the new Invoice Price for the Product by country based on the Net Selling Price of the Product in that country in the Calendar Year just ended.

11.5                        Within fifteen (15) days of receipt of the report under Clause 11.3 the Parties shall also agree the reconciliation on a country by country basis of the Invoice Income for the Calendar Year in question to the GW Sales Income for that Calendar Year.  These figures shall be reconciled to take into account the amount of Product sold by Almirall and should be adjusted for the amount of Product held in stock by Almirall for that country at the Calendar Year end, as follows:

11.5.1                        the GW Sales Income for the Calendar Year in question;

11.5.2                        less the value of Product held in stock by Almirall at the beginning of the Calendar Year, being the number of Units held multiplied by the applicable Invoice Price as used in that Calendar Year (which should agree to the stock brought forward figure reported under Clause 11.3.1);

11.5.3                        plus the value of Product written off in the Calendar Year in question (other than product rejected in accordance with Clauses 10.15 or 10.17), being the number of Units written off multiplied by the applicable Invoice Price as used in that Calendar Year;

11.5.4                        plus the value of Product held in stock by Almirall at the end of the Calendar Year in question being the number of Units held multiplied by the Invoice Price to be used in the forthcoming Calendar Year (which should agree to the stock carried forward figure reported under Clause 11.3.1);

11.5.5                        less the Invoice Income for the country in question in that Calendar Year;

11.5.6                        the total of the calculation being the balancing payment due.  GW will then raise an invoice or credit note accordingly and the Party which this calculation shows needs to make a balancing payment shall pay the amount due to the other within thirty (30) days of the relevant meeting being held.  Any dispute between the Parties as to the basis of the calculation shall be resolved in accordance with the mechanism set out in Clauses 11.14 and 11.15.  The above calculation is designed to adjust the price of the Product held in stock by Almirall at the Calendar Year end to the new Invoice Price for that country for the new Calendar Year such that goods in transit or timing differences should be taken into account in the above calculation to make the numbers used equitable between the Parties.

Initial Payment

11.6                        In consideration of the willingness of and as an inducement to enter into this Agreement, Almirall has paid GW Pharma on the Effective Date and upfront amount equal to twelve million pounds sterling (£12,000,000) (the “Initial Payment”).

Milestone payments

11.7                        The following Development milestone payments shall additionally be paid by Almirall to GW Pharma:

11.7.1                        ***;

11.7.2                        ***;

11.7.3                        ***;

11.7.4                        ***;

11.7.5                        ***.

For clarity, in the event one Pivotal Trial is substituted for another Pivotal Trial under the Development Plan the relevant milestone will still apply and become payable on the successful completion of the substituted Pivotal Trial.

11.8                        The following regulatory approval milestone payments shall be paid by Almirall to GW Pharma:

First Indication to be granted a Marketing Authorisation

11.8.1                        ***;

11.8.2                        ***;

11.8.3                        ***;

11.8.4                        ***.

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For clarity, in each Major European Markets where additional approvals such as pricing and reimbursement approvals are necessary or industry practice for Launch in that country, such milestone shall be paid on achievement of such necessary approvals, but as soon as Almirall Launches the Product in such Major European Market, all approvals from the Regulatory Authorities shall be deemed to have been obtained for each such Major European Market and the relevant milestone shall be immediately payable.

Second Indication to be granted a Marketing Authorisation

11.8.5                        ***;

11.8.6                        ***;

11.8.7                        ***;

11.8.8                        ***.

Third Indication to be granted a Marketing Authorisation

11.8.9                        ***;

11.8.10                 ***.

11.8.11                 ***.

11.8.12                 ***.

For the purposes of Clause 11.8 the three (3) Indications are:

(i)                                     pain or spasticity in multiple sclerosis;

(ii)                                  pain associated with cancer; and

(iii)                               neuropathic pain associated with any disease other than multiple sclerosis.

11.9                        The following sales milestone payments shall be paid by Almirall to GW Pharma:

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11.9.1                        ***;

11.9.2                        ***; and

11.9.3                        ***.

11.10                 Each of the milestone payments subject to Clauses 8.6, 11.7, 11.8 and 11.9 shall only be payable by Almirall upon the first occurrence of the applicable event whenever it occurs but upon the first occurrence of the applicable event the milestone payment shall be payable even if more than one occurs in a Calendar Year.  Such milestone payments are non-refundable in any circumstances whatsoever.

11.11                 GW Pharma shall report the occurrence of each Development milestone and each regulatory approval milestone to Almirall and at the same time shall submit to Almirall an invoice for the associated milestone payment.  Almirall shall make the relevant milestone payment for which Clause 11.7 or 11.8 provides within thirty (30) days of receiving such invoice.  Almirall shall report the occurrence of each milestone under Clause 8.6 and each sales milestone event to GW Pharma within thirty (30) days of its occurrence and at the same time shall make the milestone payment to GW Pharma for which Clauses 8.6 or 11.9 (as applicable) provides.

Competition

11.12                 On a country-by-country basis, following the loss of all protection for Product from (i) Valid Claims of GW Pharma Patent Rights directly Covering Product, (ii) marketing exclusivity rights, and (iii) data exclusivity rights, in the country in question and the generation of competition from a Generic Competitive Product which competition reduces Almirall’s Net Sales of Product in that country in a Calendar Year compared to the Calendar Year prior to launch of the Generic Competitive Product in that country by greater *** percent (***%) the Parties shall, through the medium of the JSC, meet to discuss and agree a method for restructuring the way in which GW Pharma is compensated for the supply of Product with the aim of adapting the Supply Price to the new situation.

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General

11.13                 Almirall shall make all payments to GW Pharma under this Agreement in Euros from Spain save that the Initial Payment under Clause 11.6 and all milestone payments under Clauses 8.6, 11.7, 11.8 and 11.9 shall be made in pounds sterling from Spain.

All payments under this Agreement shall be made free and clear of and without set off, deduction or deferment in respect of any taxes, disputes or claims whatsoever unless required by law or practice of any Competent Authority.

11.14                 Almirall and its Affiliates shall keep and shall require its distributors to keep, full, true and accurate records and books of account containing all particulars that may be necessary for the purpose of auditing all amounts payable to GW Pharma including evidence of the Net Selling Price, Supply Price and GW Sales Income in each Calendar Year and in compiling the reports due from Almirall under Clauses 5.10.7 and 11.3 for a minimum period of five (5) years.  Upon timely request by GW Pharma, GW Pharma shall have the right to instruct an independent, internationally recognized, accounting firm to perform an audit, conducted so far as appropriate in accordance with IFRS, as is reasonably necessary to enable such accounting firm to report to GW Pharma the Net Selling Price and/or GW Sales Income for a specified twelve (12) month period, or to report to GW Pharma on the accuracy of the reports issued by Almirall under Clauses 5.10.7 and 11.3 on the following basis:

11.14.1                 such firm of accountants shall be given access to and shall be permitted to examine and copy such books and records upon (i) twenty (20) Business Days notice (where such records are less than three years old), and (ii) thirty (30) Business Days notice (where such records are more than three years old), having been given by GW Pharma and at all reasonable times on Business Days for the purpose of certifying to GW Pharma either (a) that the Net Selling Price calculated and reported in any Calendar Year is correct; or (b) that the Supply Price and/or GW Sales Income calculated and reported by Almirall or its Affiliates during any Calendar Year were calculated correctly in accordance with this Agreement; or (c) that the figures in a report issued by Almirall under Clauses 5.10.7 and 11.3 during any Calendar Year were accurately calculated and reported by Almirall or its Affiliates in accordance with this Agreement (and in either case if such certification cannot be given specifying the reasons why which will enable the Parties to recalculate the relevant sums);

11.14.2                 prior to any such examination taking place, such firm of accountants shall undertake to Almirall that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person including GW Pharma, but shall only use the same for the purpose of the reviews and/or calculations which they need to perform in order to issue the certificate to GW Pharma which this Clause 11.14.6 envisages;

11.14.3                 any such access examination and certification shall occur no more frequently than once per Calendar Year and will not go back over records more than three (3) Calendar Years old unless a discrepancy is found;

11.14.4                 Almirall shall make available personnel to answer queries on all books and records required for the purpose of that certification;

11.14.5                 any such certification shall be final in so far as it relates to either (a) the Net Selling Price for a specific year, (b) the Supply Price or (c) a report issued by Almirall under Clauses 5.10.7 and 11.3; and

11.14.6                 if the certification is in disagreement with the GW Sales Income as calculated by Almirall, Almirall shall notify GW Pharma within ten (10) days of receipt by Almirall whether or not Almirall agrees with the certification.  If Almirall notifies its agreement with the certification within the ten (10) day period or fails to give any notification within that period, the GW Sales Income calculated by the certification shall be used for purposes of calculating any monies owed and any monies owed by one Party to the other shall be paid by that Party.  The cost of the accountant shall be the responsibility of Almirall if the recalculation shows Almirall’s previous GW Sales Income figures supplied to GW Pharma to be inaccurate by more than the lesser of *** Euros (€***) or *** percent (***%) of GW Sales Income in such Calendar Year and the responsibility of GW Pharma otherwise.

11.15                 If there is any dispute between the Parties as to any matter relating to the calculation of the Supply Price, the GW Sales Income or in connection with the determination of

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the Net Selling Price or if within ten (10) days starting on the day after receipt of the notification referred to in Clause 11.14.6, Almirall and GW Pharma have not agreed to the terms in dispute in relation to the certification, either Party may refer the items in dispute to a partner of at least ten (10) years qualified experience at an independent, internationally recognized, public accounting firm agreed by the Parties in writing for final and binding resolution, or failing agreement on the identity of the public accounting firm within fifteen (15) days starting on the day after receipt of the notification, an independent, internationally recognized, public accounting firm appointed on the application of GW Pharma by the President for the time being of the Institute of Chartered Accountants in England and Wales or appointed on the application of Almirall by the Asociación Profesional de Expertos Contables y Tributarios de España or similar institution in Spain.  Such person appointed under this Clause 11.15 shall act as follows:

11.15.1                 such person’s terms of reference shall be to determine the matters in dispute within twenty (20) days of his appointment;

11.15.2                 the Parties shall each provide such person with all information relating to the items in dispute which such person reasonably requires and such person shall be entitled (to the extent he considers appropriate) to base his determination on such information; and

11.15.3                 such person’s costs shall be paid by Almirall and GW Pharma as such person may determine.

11.16                 All payments to GW Pharma under the terms of this Agreement are expressed to be exclusive of sales or value added tax, which may be due on any invoice and Almirall shall pay to GW Pharma in addition to those payments all such sales and value added tax for which GW Pharma is liable to account to the relevant tax authorities in relation to any supply made or deemed to be made for sales or value added tax purposes under this Agreement on receipt of a tax invoice or invoices from GW Pharma.

11.17                 All payments made by one Party to the other under this Agreement shall be made by wire transfer to the bank account that may be notified by GW Pharma/Almirall to the other from time to time.

11.18                 If either Party fails to make any payment to the other Party hereunder on the due date for payment and the payment is not in dispute between the Parties, or in the event of a dispute that has not been resolved, without prejudice to any other right or remedy available to that Party, that Party expecting payment shall be entitled to charge the other Party interest (both before and after judgement) on the amount unpaid at the annual rate of *** calculated on a daily basis until payment in full is made without prejudice to that Party’s right to receive payment on the due date.

11.19                 For the avoidance of doubt, the Parties agree and confirm that none of the payments which Almirall is obliged to make to GW Pharma pursuant to this Clause 11 are in respect of the grant, transfer or assignment of any GW Pharma IP.

12.                               PHARMACOVIGILANCE

12.1                        As Marketing Authorisation holder, GW Pharma retains responsibility for pharmacovigilance including liaison with, and reporting to, all relevant Regulatory Authorities in the Territory.  With regard to the Territory GW Pharma will subcontract the pharmacovigilance of the Product to Almirall according to the Pharmacovigilance Agreement, to be negotiated between the Parties.  The Pharmacovigilance Agreement shall establish in sufficient detail an appropriate procedure to ensure that all regulatory pharmacovigilance requirements applicable to them as contractual partners in relation to the Product can be fulfilled, and the Parties’ additional interests and obligations associated with pharmacovigilance of the Product met.  The procedure shall be based on full mutual transparency, internationally acceptable quality of pharmacovigilance operations in the exchange of the safety information of the Product in a timely manner, and on the pharmacovigilance concept of one single opinion on any particular safety issue, as derived from the worldwide safety database of GW Pharma.  Further, the procedure shall be based on the pharmacovigilance concept that Almirall collects safety information on the Products in the Territory and forwards it to GW Pharma who shall provide the individual case safety reports from other territories and periodic safety update reports to Almirall.  The Pharmacovigilance Agreement shall be agreed within six (6) months from the

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Effective Date, and be implemented by the time Almirall initiates any activities related to the promotion, marketing or sale of Product.

12.2                        In addition to the requirements of Clauses 12.1 and 10.21 and according to the Pharmacovigilance Agreement, each Party agrees to keep the other Party informed, commencing within two (2) working days of notification of any action by, or notification or other information which it receives (directly or indirectly) from any Regulatory Authority, which: (a) raises any material concerns regarding the safety or efficacy of Product; (b) which indicates or suggests a potential material liability for either Party to Third Parties arising in connection with any Product; or (c) which is reasonably, likely to lead to a recall of any Product, including in all cases, but not limited to:

12.2.1                        Regulatory Authority inspections of manufacturing, distribution or other related facilities, in which Product is manufactured, stored or otherwise present;

12.2.2                        receipt of a warning letter from any Regulatory Authority relating to any Product; or

12.2.3                        initiation of any Regulatory Authority investigations, detention, seizure or injunction concerning any Product.

13.                               NON COMPETITION

13.1                        As of the Effective Date each Party undertakes to the other that it will not (whether acting by itself, its Affiliates or with a Third Party collaborator) carry out any development or commercialisation activities in the Territory with regard to products which have the same mechanism of action (combined activity as agonists of both CB1 and CB2 receptors at the same time) as Product for the treatment of the Indications for which Product is Developed and Commercialised under this Agreement during a period of seven (7) years following Launch of Product for each particular Indication.

13.2                        The Parties acknowledge that all restrictions contained in this Clause 13 are reasonable, valid and necessary for the adequate protection of the Product business and that the Parties would not have entered into this Agreement without the protection afforded to them by this Clause 13.

14.                               TRADE MARKS AND DOMAIN NAMES

14.1                        The Parties agree that, subject to consultation through the JSC, it shall be GW Pharma’s responsibility and expense to provide a single Trademark (the “First Trademark”) for Product satisfactory to the Competent and/or Regulatory Authorities in the Territory which can be used for Commercialisation of Product in the Territory.  If at any time thereafter it is necessary to sell the Product in the Territory or any country or countries in the Territory under a trademark other than the First Trademark, GW Pharma or Almirall, as the case may be, shall send written notice to the other requesting a JSC meeting to consider the selection of a different Trademark.  In the event a different Trademark is proposed by a Party: (i) the different Trademark (the “New Trademark”) must be acceptable to GW Pharma (acting reasonably) having regard to GW Pharma’s desire to have a global Trademark, (ii) the New Trademark must be acceptable to the Regulatory Authority in each jurisdiction where a use of the New Trademark would require making the change to the applicable Regulatory Application or Marketing Authorisation, (iii) all costs (including reasonable attorneys’ fees) for filing and prosecuting applications to register, and maintaining registration of such New Trademark in the Territory will be paid by (a) Almirall, if Almirall requested the New Trademark, or (b) GW Pharma, if GW Pharma requested the New Trademark, and (iv) any New Trademarks shall be registered in the name of, be owned by and be the sole property of GW Pharma and subject to the terms and conditions set forth in this Clause 14.

14.2                        In relation to any Trademark other than the First Trademark, if any Competent or Regulatory Authority in the Territory insists on the use of a trademark other than such Trademark in such country, GW Pharma or Almirall, as the case may be, shall send written notice to the other requesting a JSC meeting to consider the issue.  At such committee meeting the Parties shall agree either (i) that the Trademark should be changed in all countries including the Territory (in which case the terms set out in Clause 14.1(i) (ii) and (iv) shall apply) or (ii) that the preferable course is to adopt a different trademark only in the Territory (in which case the term set out in Clause 14.1(iv) shall apply).  In either case all costs (including reasonable attorneys’ fees) for filing and prosecution any new trademark applications will be shared equally by the Parties.

14.3                        Almirall agrees to Commercialise Product solely under the Trademark.  Almirall shall ensure that each reference to and use of the Trademark by Almirall in any marketing material related to the Product is acceptable to GW Pharma as specified in Clause 14.5 and is accompanied by an acknowledgement that the Trademark is a trademark or registered trademark owned by GW Pharma and used in the course of the business by Almirall solely in connection with the Commercialising rights and obligations attributed to Almirall under this Agreement.

14.4                        The Parties shall, through the medium of the JSC, discuss and agree the initial Trade Dress, Packaging and Labelling for Product.  For clarity, if there is any dispute between the Parties relating to the initial Trade Dress, including its design the final decision shall be Almirall’s.  If there is any dispute between the Parties regarding the Packaging (other than the Trade Dress), or Labelling of finished Product the final decisions shall be GW Pharma’s (which decision shall be made in accordance with the requirement of the relevant Marketing Authorisation).  Once agreed, GW Pharma shall specify such Trade Dress in each Marketing Authorisation for Product.

14.4.1                        GW Pharma shall bear the initial costs in respect of preparation of artwork and Labels for Product for Launch in each country in the Territory.  Almirall shall bear any subsequent costs for changes to artwork or Labelling requested by Almirall during the Term.  Almirall shall bear the write-off costs in respect of packaging components, resulting from artwork or Labelling changes requested by Almirall;

14.4.2                        GW Pharma shall bear the artwork and Labelling costs arising from any artwork and Labelling changes instigated by the Regulatory Authority or arising for regulatory reasons implemented by GW Pharma as holder of the relevant Marketing Authorisation;

14.4.3                        GW Pharma shall ensure that the external Packaging of the Product includes Almirall’s name and logo.  Save as required by any Applicable Law, GW Pharma will not affix to any of the Products any trademark (other than the Trademark and Almirall’s name and logo) business name, label or sign other than as may previously have been approved in writing by Almirall (such approval not to be unreasonably withheld or delayed).  For the avoidance of doubt, the inclusion of Almirall’s name and logo on the external Packaging of the Product shall not (expressly or by implication) result in the assignment, licence or transfer of any GW Pharma IP;

14.4.4                        Save as required by any Applicable Law, GW Pharma shall not make any change to the layout, content or appearance of any Labelling of Product without the prior written consent of Almirall (such approval not to be unreasonably withheld or delayed).  Almirall shall not alter the Packaging or Labelling of the Product nor shall Almirall conceal or otherwise obscure, remove or otherwise interfere with the Trademarks or other markings, which GW Pharma may include on the Packaging or Labelling of the Product.

14.5                        A copy of the marketing material (which the Parties agree may be in draft layout) using or otherwise containing the Trademarks in the form to be distributed, referenced or otherwise used by Almirall in connection with its Commercialisation of the Product shall be provided to GW Pharma not less than thirty (30) days before Almirall intends to release, distribute, reference or use such material and GW Pharma shall have fifteen (15) Business Days from receipt of the same to provide Almirall with any comments or suggested amendments in relation to the use of the Trademark.  Almirall shall take such reasonable comments or suggested amendments into account subject always to GW Pharma’s responsibilities as the holder or intended holder of the Marketing Authorisation relating to Product.  If GW Pharma does not provide any comments or suggested amendments within such fifteen (15) Business Day period GW Pharma shall be deemed to have approved the use of the Trademarks in such marketing material.  The restrictions of this Clause 14.5 shall not apply in relation to marketing or promotional material relating to Almirall (as opposed to the Commercialisation of Product) and Almirall shall be free to use the Trademarks in Almirall’s own promotional material and presentations (for example, company presentations during fund raising activities).

14.6                        Almirall shall provide GW Pharma with information and examples as to Almirall’s use of the Trademarks, as GW Pharma may request, to permit GW Pharma’s proper maintenance and registrations of the Trademarks.

14.7                        Almirall expressly acknowledges that GW Pharma owns the Trademarks, and the goodwill associated therewith.  Almirall shall not attack, dispute, or contest the validity of GW Pharma’s ownership of the Trademarks or any registrations issued or issuing with respect thereto, both during the Term and/or thereafter.  Almirall further agrees that any use of the Trademarks within the course of its business activity of Product Commercialisation by Almirall shall be for the benefit of GW Pharma and any goodwill accrued in connection with the use and display of the Trademarks shall accrue solely to the benefit of GW Pharma and not Almirall.  In the event Almirall acquires any rights relating to the Trademark for any reason, Almirall agrees to assign to GW Pharma, at no cost to GW Pharma, all such rights, together with any related goodwill.  Almirall shall not do or perform any act that may endanger, destroy, or similarly affect the value of the goodwill pertaining to the Trademarks nor do any act that might support a petition to cancel or otherwise invalidate any registration relating to the Trademarks or cause the applicable registrar to require a disclaimer of exclusive rights in such Trademarks nor assist any other person or other entity, directly or indirectly, in so doing.  Almirall will, at any time, upon the request of GW Pharma, execute any documents reasonably required by GW Pharma to confirm GW Pharma’s ownership of all such rights in the Trademarks.

14.8                        Almirall shall not sell or otherwise distribute Product under any other trademark, logo or other indicia other than as contemplated under the terms and conditions of this Agreement.

14.9                        From the Effective Date neither Party shall use any trademarks or trade names (other than the Trademarks) so resembling the Trademarks so as to be likely to cause confusion, dilution, or deception.  Almirall shall not register the Trademarks in its own name nor attempt to register any trademarks, marks, or trade names confusingly similar to the Trademarks.

14.10                 Before using a domain name in connection with the Product, Almirall and GW Pharma shall agree as to the design of the homepage of such domain name, such agreement not to be unreasonably withheld or delayed. GW Pharma shall own all domain names.

15.                               INTELLECTUAL PROPERTY - INITIAL FILINGS AND OWNERSHIP

15.1                        Any and all GW Pharma IP referred to in this Agreement will remain the property of and shall remain vested in GW Pharma. In the same sense, all Almirall IP referred to in this Agreement will remain the property of and shall remain vested in Almirall. Any Know How or Patent Rights covering Product arising or generated by either

Party during the Term and resulting from Development shall be GW Pharma IP and shall be owned solely by GW Pharma, and any Know How arising or generated by either Party during the Term and resulting from Commercialisation shall be Almirall IP and shall be owned solely by Almirall.

15.2                        Forthwith following the Effective Date and during the Term, in order for Almirall to carry out its commercialisation and distribution activity, GW Pharma shall disclose and make available to Almirall the GW Pharma IP which will be necessary for Almirall to Commercialise Product in the Territory and any other information in GW Pharma’s control which GW Pharma, acting reasonably, believes will be helpful to Almirall for Commercialising Product in the Territory which information shall be treated by Almirall as GW Pharma’s Confidential Information.  The disclosure and making available of information shall not result in the granting of any rights or licence in the respect of the GW Pharma IP.

15.3                        Forthwith following the Effective Date and during the period of this Agreement Almirall shall disclose and make available to GW Pharma all Almirall IP conceived, generated or developed by Almirall.  The disclosure and making available of information shall not result in the granting of any rights or licence in respect of the Almirall IP.

15.4                        Each of the Parties shall do all such acts and things and execute all such deeds and documents as may be necessary or desirable for them to perfect their title in the GW Pharma IP or Almirall IP (as applicable) and otherwise implement the provisions of this Clause 15.

16.                               IP - MAINTENANCE PROSECUTION AND DEFENCE

16.1                        GW Pharma shall at its own cost and expense be solely responsible for the filing, prosecution and maintenance of GW Pharma Patent Rights and the Trademarks in the Territory using reasonable endeavours to prosecute all patent applications forming part of GW Pharma Patent Rights and all Trademarks applications forming part of Trademarks to grant, including the conduct of any claims or proceedings relating to them (including but not limited to any interference, reissue or re-examination or opposition or revocation proceedings).  GW Pharma shall keep Almirall promptly informed of all filings made for GW Pharma Patent Rights and Trademarks including sending Almirall a copy of any such filing and otherwise shall keep Almirall informed of all material developments in relation to the GW Pharma Patents and Trademarks and shall, upon Almirall’s request, provide Almirall with copies of relevant documents related to the filing, prosecution and maintenance of the GW Pharma Patent Rights and Trademarks.

16.2                        In the event that GW Pharma declines to file or, having filed, declines to further prosecute and maintain any pending GW Pharma Patent Rights or Trademarks in the Territory, GW Pharma shall provide Almirall with written notice thereof.  In the case where GW Pharma has filed but is declining to further prosecute or maintain GW Pharma Patent Rights or Trademarks, such notice shall be given at least thirty (30) days prior to the expiration of any official substantive deadline relating to such activities.  In any of such circumstances Almirall shall have the right to decide that Almirall should file, continue to file or prosecute such GW Pharma Patent Rights or Trademarks on behalf and in the name of GW Pharma as sole owner and propietor of the Trademarks and GW Pharma Patent Rights and, in such case, Almirall shall give written notice to GW Pharma.  GW Pharma shall upon receipt of any such notice from Almirall transfer to Almirall all its files relating to the relevant GW Pharma Patent Rights or Trademarks and execute any documents to transfer control of such filing, prosecution and maintenance to Almirall and thereafter Almirall shall be responsible for the cost and expense of prosecuting and maintaining such GW Pharma Patent Rights or Trademarks.

16.3                        Notwithstanding any other provision of this Clause 16, the Parties shall cause their patent attorneys to liaise so far as practicable with respect to the filing, prosecution and maintenance of Patents Rights falling within GW Pharma Patent Rights and the Trademarks.  Each Party shall be responsible for the cost of its own patent attorney incurred pursuant to this Clause 16.3.

16.4                        In the case where either Party believes that an infringement by a Third Party of the GW Pharma IP (including the Trademarks) may be occurring, such Party shall disclose full details of the potential infringement to the other Party.

16.5                        In order to protect GW Pharma IP rights (including Trademarks), where an infringement of GW Pharma IP (including the Trademarks) is occurring in the Territory Almirall shall have the first right to, but shall not be obliged to, at its own cost and expense, enforce the same in accordance with the following:

16.5.1                        Almirall shall have sole conduct of the claim and any proceedings including any counterclaim for invalidity or unenforceability or any declaratory judgment action and including the right to settle.  Where Almirall decides to commence proceedings in relation to GW Pharma IP it shall be entitled to require GW Pharma to join Almirall as co-plaintiff.  In such case GW Pharma shall provide all necessary assistance to Almirall in relation to any such proceeding at GW Pharma’s own cost and expense;

16.5.2                        if Almirall succeeds in any such infringement proceedings whether at trial or by way of settlement, Almirall and GW Pharma (if it participates in such proceeding as a co-plaintiff) shall each be entitled to retain such part of any award of costs and damages made in such proceedings or settlement sum as is equal to each Party’s costs of taking the proceedings on a pro rata basis until each Party has been reimbursed its cost of participating in such proceedings, and (a) where GW Pharma has acted as co-plaintiff, the balance of such award of costs and damages shall be shared by the Parties in equal amounts; and (b) where GW Pharma has not acted as co-plaintiff, Almirall shall be entitled to retain the balance of the award received by Almirall less an amount equivalent to *** per cent (***%) of such balance which amount shall be paid to GW Pharma.

16.5.3                        if Almirall fails to take any such proceedings, GW Pharma may give Almirall notice requesting Almirall to take such proceedings within thirty (30) days of the date of notice and if Almirall decides not to do so, unless the infringement is taking place in a Major European Market or Almirall informs GW Pharma that Almirall considers in its sole discretion that to take such proceedings would be prejudicial to its litigation strategy in the Major European Markets, GW Pharma shall be entitled to do so at its own cost and

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expense in which case it shall have sole conduct of any claim or proceedings including any counterclaim for invalidity or unenforceability or any declaratory judgment action.  Almirall shall provide all necessary assistance to GW Pharma in relation to such proceedings and GW Pharma shall on demand by Almirall indemnify Almirall against the Costs of such activity, unless Almirall elects to be separately represented (which shall be at Almirall’s discretion), in which case such separate representation shall be at Almirall’s cost and expense.  GW Pharma shall have sole right to settle such proceedings including any counterclaim for invalidity or unenforceability, provided that such settlement does not include a licence under the relevant Almirall IP.  If GW Pharma succeeds in any such proceedings it shall be entitled to retain the whole of any award of costs and damages made or settlement sum paid.

16.6                        In the event that Almirall or GW Pharma reasonably believe that Almirall or any of its Affiliates or Distributors might infringe by the conduct of Commercialisation of Product in the Territory the *** with numbers *** shall be responsible for taking a license or otherwise defending and filing any claim or proceeding based on such Third Party Patent Rights in the Territory *** Almirall against any award for damages made against Almirall as a result of such claim.  Moreover, in the event that GW Pharma or Almirall become aware of any Patent Rights of a Third Party ***, which it reasonably believes that Almirall, GW Pharma or any of their Affiliates or Distributors might infringe by the conduct of the Commercialisation of Product in the Territory, GW Pharma shall in its discretion be responsible as between GW Pharma and Almirall for taking a licence or otherwise defending and filing any claim or proceeding based on Third Party Patent Rights in the Territory on such terms as it may in its sole discretion determine and at its sole cost and expense and liability.

16.7                        Each Party shall promptly take all necessary steps to facilitate the other’s application (made either on the other’s own initiative or upon request by the first Party) for extensions to the term of Patent Rights, including applications for supplementary protection certificates and patent term extensions.

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16.8                        The Parties agree to cooperate in an effort to avoid loss of any GW Pharma IP which may otherwise be available to the Parties hereto including by executing any documents as may be reasonably required.  In particular, the Parties shall cooperate with each other in obtaining patent term restoration or SPC or their equivalents in any country and region where applicable.

16.9                        According to this Clause 16, the fact that Almirall may act, prosecute and defend any GW Pharma IP (including Trademarks) related to the Products referred to this Agreement will not imply itself that Almirall acquires any right or right to use any of the GW Pharma IP beyond such rights of use as are expressly granted in this Agreement.

17.                               CONFIDENTIALITY AND NON-DISCLOSURE

17.1        Confidential Information shall not include any information that:

17.1.1              is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the party in possession of or receiving the Confidential Information (“Receiving Party”);

17.1.2              can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s or its Affiliates’ possession prior to disclosure by the party disclosing the Confidential Information (“Disclosing Party”).  Almirall shall be treated as the Disclosing Party in respect of any Almirall IP, GW Pharma shall be treated as the Disclosing Party in respect of any GW Pharma IP;

17.1.3              is subsequently received by the Receiving Party or its Affiliates from a Third Party who is not bound by any obligation of confidentiality with respect to the said information;

17.1.4              is generally made available to Third Parties by the Disclosing Party without restriction on disclosure and not in breach of this Agreement; or

17.1.5              following the Term is independently developed by or for the Receiving Party or its Affiliates without reference to the Disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

17.2                        At all times during the Term and subject to the provisions of Clause 17.3, each Party shall, and shall cause its officers, directors, employees, consultants, Affiliates and sub-licensees to, keep confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement or is reasonably required as a matter of practice, for example, the placing of details of a clinical trial or clinical data on a web-site.

17.3                        Each Party may disclose Confidential Information to the extent that such disclosure is:

17.3.1              made in response to a valid order of a court of competent jurisdiction or other competent authority; provided, however, that the Party shall first have given notice to the other Party and given the other Party a reasonable opportunity to quash any such order or obtain a protective order requiring that the Confidential Information and Documents that are the subject of such order be held in confidence by such court or authority or, if disclosed, be used only for the purpose for which the order was issued; and provided further that if such order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is a Legal Requirement to be disclosed in response to such court or governmental order;

17.3.2              made by a Party or its Affiliates  to a Regulatory Authority as may be necessary or useful in connection with any filing, application or request for a Marketing Authorisation; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

17.3.3              made by the Party to a patent authority as may be necessary or useful for purposes of obtaining or enforcing a Patent Right (consistent with the terms and conditions of Clause 16); provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

17.3.4              otherwise required by law, regulation or established procedure, provided, however, that the Party shall (a) provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (b) if requested by the other Party, seek confidential treatment with respect to any such disclosure to the extent available, and (c) use good faith efforts to incorporate the comments of the other Party in any such disclosure or request for confidential treatment.  Notwithstanding the foregoing, in the event that either Party is required by Legal Requirement or the requirements of a national securities exchange or another similar regulatory body to disclose Confidential Information, in whole or in part, the Parties shall use their best efforts to limit such disclosure to the extent necessary; or

17.3.5              made by a Party or its Affiliates or in the case of GW Pharma to its distributors, sub-licensees or Third Parties as may be necessary or useful in connection with the Development or Commercialisation of Product as contemplated by this Agreement, including subcontracting transactions in connection therewith; or

17.3.6              the general nature of the activities being performed under this Agreement and the relationship of the Parties under this Agreement: (A) to its actual or potential financial advisors and to lenders in connection with obtaining financing for its business, where each such potential financial advisor or lender prior to disclosure is bound by obligations of confidentiality that prohibit any further disclosure (except to lawyers acting on behalf of such investment bankers or lenders), and by obligations of non-use that permit use only for purposes of providing financing to that Party, (B) to potential venture capital or other investors in connection with a private placement of securities for purposes of obtaining financing for its business, where each such potential venture capital investor prior to disclosure is bound by obligations of confidentiality that prohibit any further disclosure (except to lawyers acting on behalf of such venture capital investor), and by obligations of non-use that permit use only for purposes of providing financing to the that Party, or (C) to its advisors and consultants, where each such advisor or consultant prior to disclosure is bound by obligations of confidentiality that prohibit any further disclosure, and by obligations of non-use that permit use only for purposes of providing services to the disclosing Party that are activities consistent with this Agreement; or (D) such disclosure is required or advisable with regard to the disclosure requirements of the U.S. Securities and Exchange Commission or the national securities exchange or other stock market or of a related regulatory body on which such Party’s securities are or are proposed to be traded; or (E) such disclosure is to potential M&A partners or potential marketing/distribution partners and their advisors where each such M&A partner, marketing/distribution partner or advisor prior to disclosure is bound by obligations of confidentiality that prohibit any further disclosure.

17.4                        Neither Party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any publications, press release, promotional material or other form of publicity without the prior written consent of the other Party in each instance (which shall not be unreasonably withheld or delayed), except for those disclosures for which consent has previously been obtained.  The restrictions imposed by this Clause 17.4 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Legal Requirement or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by this Clause 17.4.

17.4.1              Notwithstanding the foregoing, either Party shall be entitled to include the name of the other Party within a published list of collaborators.

17.4.2              Notwithstanding the foregoing, each Party shall have the right to use the name of the other party and the Products to the extent necessary or useful in connection with the Development or Commercialisation of Product as contemplated by this Agreement, including subcontracting transactions in connection therewith.

17.5                        Other than the press releases pertaining to this transaction that the Parties have agreed upon and attached as Schedule 5 to this Agreement, neither Party shall issue any press release or make any other public announcement or statement concerning this Agreement or its terms without the prior written approval of the other Party, except that each Party (after consultation with counsel and after informing the other Party) may make such announcements and disclosures, if any, as may be required by Legal Requirement or the requirements of a national securities exchange or another similar regulatory body, or in connection with a public offering of securities or any filing with the U.S. Securities and Exchange Commission or a foreign equivalent.  Further a Party, without obtaining prior written consent of the other Party, may disclose the terms of this Agreement (limited or redacted, as applicable, to the extent reasonably possible)in the same circumstances as are set out in Clause 17.3.6 (A) through (E).

17.6                        If a Party’s approval is required for a proposed Confidential Information or Agreement disclosure, then the Party from which approval is being required will have no less than five (5) business days to review and provide comment regarding any such proposed disclosure, unless a shorter review time is agreed.

18.                               WARRANTIES AND UNDERTAKINGS

18.1                        Each Party warrants to the other Party that:

18.1.1                        it has legal power, authority and right to enter into this Agreement and to perform its respective obligations in this Agreement;

18.1.2                        it is not at the Effective Date a party to any agreement, arrangement or understanding with any Third Party which in any significant way prevents it from fulfilling any of its material obligations under the terms of this Agreement;

18.1.3                        it is not aware of any governmental proceedings or sanction which could prevent it from fulfilling any of its material obligations under the terms of this Agreement; and

18.1.4                        it has disclosed to the other all information and material which is material to the decision of the other to enter into this Agreement.

18.2                        GW Pharma warrants to Almirall that GW Pharma is sole owner of GW Pharma IP with the right to grant to Almirall the rights which are granted in this Agreement, free and clear of any liens or encumbrances which would prevent the grant of such rights.

18.3                        To the best of its knowledge, GW Pharma warrants to Almirall that the trademark Sativex is registered in the countries in the Territory listed in Schedule 4.

18.4                        Almirall warrants to GW Pharma that Almirall is the sole owner of Almirall IP with the right to grant to GW Pharma the rights which are granted in this Agreement, free and clear of any liens or encumbrances which would prevent the grant of such rights.

18.5                        GW Pharma warrants to Almirall that as at the Effective Date and so far as GW Pharma is aware, there are no actual or threatened proceedings relating to infringement of third party intellectual property rights by the use of GW Pharma IP and, and further represents and warrants that the GW Pharma IP is not the subject of any actual or threatened challenge or revocation proceedings.

18.6                        GW Pharma warrants to Almirall that as at the Effective Date so far as GW Pharma is aware, GW Pharma has the right to grant to Almirall the exclusive right to Commercialise and distributed GW Pharma Products and other rights granted under this Agreement.

18.7                        Save as is expressly stated in Clauses 18.1, 18.2, 18.4, 18.5, 18.5 and 18.6 no representation, condition or warranty whatsoever is made or given by or on behalf of Almirall or GW Pharma. All conditions and warranties whether arising by operation of law or otherwise are hereby expressly excluded including any conditions and warranties to the effect that:

18.7.1                        any of the GW Pharma Patents Rights are valid or enforceable; or

18.7.2                        any of the acts to be undertaken by Almirall or GW Pharma pursuant to this Agreement will not infringe the rights of third parties.

18.8                        GW Pharma shall have control of Clinical Trials conducted under the Development Plan and Lifecycle Management Plan and in such capacity shall be responsible for the payment of any compensation due to any participants in such trials who suffer death or bodily injury pursuant to any legal rights or applicable industry guidelines.  Almirall shall have control of Marketing Studies conducted under the Commercialisation Plan and in such capacity shall be responsible for the payment of any compensation due to any participant in such trials who suffer death or bodily injury pursuant to any legal rights or applicable industry guidelines.

19.                               INDEMNIFICATION AND INSURANCE

19.1                        In addition to any other remedy available to GW Pharma, subject to Clauses 19.3 and 19.4, Almirall shall indemnify, defend and hold harmless GW Pharma, its Affiliates and its and their respective directors, officers and employees in full and on demand, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any claims made or suits brought by a Third Party (collectively, “GW Pharma Third Party Claims”) against GW Pharma, its Affiliates or their respective directors, officers or employees that allege that the claimant has suffered personal injury or death as a result of any activity undertaken by Almirall or its Affiliates either directly or indirectly pursuant to this Agreement except for any Losses for which GW Pharma has an obligation to indemnify Almirall and its Affiliates pursuant to Clause 19.2.

19.2                        In addition to any other remedy available to Almirall, subject to Clause 19.3 and 19.4, GW Pharma shall indemnify, defend and hold harmless Almirall, its Affiliates, and its and their respective directors, officers and employees in full and on demand, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any claims or suits brought by a Third Party (collectively, “Almirall Third Party Claims”) against Almirall, its Affiliates or their respective directors, officers or employees that allege that the claimant has suffered personal injury or death as a result of any activity undertaken by GW Pharma or its Affiliates either directly or indirectly pursuant to this Agreement or in respect of the use of Product marketed and sold by Almirall or its Affiliates (in accordance with the label and patient information leaflet) only when and to the extent such use is or has been the cause of such personal injury or death, except in either case for any Loss for which Almirall has an obligation to indemnify GW Pharma and its Affiliates pursuant to Clause  19.1.

19.3                        An indemnified person under Clauses 19.1 or 19.2 (“Indemnified Party”) shall give the indemnifying party under Clauses 19.1 or 19.2 (“Indemnifying Party”) prompt written notice of any Loss or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Clause 19.1 or 19.2 (an

“Indemnification Claim Notice”).  Where required the Indemnifying Party shall promptly send a copy of the Indemnification Claim Notice to its relevant insurers and shall permit them to exercise their rights of subrogation and hereafter in this Clause 19 “Indemnifying Party” shall be deemed to include any such insurers.  In no event shall the Indemnifying Party be liable for any Loss that results from any delay in providing the Indemnification Claim Notice.  Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the Loss claimed (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received in respect of any such Loss.  For the avoidance of doubt, all indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (each, an “Indemnitee”) shall be made solely by a Party to this Agreement or its insurers.

19.4                        The obligations of an Indemnifying Party under this Clause 19 shall be governed by and contingent upon the following:

19.4.1                        At its option, the Indemnifying Party may assume control of the defense of any Third Party Claim (which, for the avoidance of doubt, shall include the conduct of all dealings with such Third Party) by giving written notice to the Indemnified Party within fourteen (14) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of control of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.

19.4.2                        Upon the assumption of the control of the defence of a Third Party Claim by the Indemnifying Party:

(a)                                 subject to the provisions of Clause 19.4.3, it shall have the right to and shall assume sole control and responsibility for dealing with the Third Party and the Third Party Claim, including the right to settle the claim on any terms the Indemnifying Party chooses, but at all times in accordance with the provisions of Clause19.4.4;

(b)                                 if it chooses, the Indemnifying Party may appoint as counsel in the defence of the Third Party Claim any law firm or counsel selected by the Indemnifying Party; and

(c)                                  except as expressly provided in Clause19.4.3, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Indemnitee in connection with the analysis, defence or settlement of the Third Party Claim.  In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including lawyers’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defence of the Third Party Claim with respect to such Indemnified Party or Indemnitee.

19.4.3                        Without limiting Clause 19.4, any Indemnitee shall be entitled to participate in, but not control, the defence of a Third Party Claim by having its views regularly solicited by the Indemnifying Party and, where proceedings are commenced, to retain counsel of its choice for such purpose; provided, however, that such retention shall be at the Indemnitee’s own expense unless, (a) the Indemnifying Party has failed to assume the defence and retain counsel in accordance with Clause 19.4.1 (in which case the Indemnified Party shall control the defence), or (b) the interests of the Indemnitee and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Legal Requirement, ethical rules or equitable principles.

19.4.4                        With respect to any Losses relating solely to the payment of money to the Third Party to settle the Third Party Claim and that will not result in the Indemnified Party or the Indemnitee becoming subject to injunctive relief, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee under Clause 19.4.1, the Indemnifying Party shall have the sole right to enter into any such settlement including any consent judgment, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate.  With respect to all other Losses or where the Indemnified Party will be subject to injunctive relief, where the Indemnifying Party has assumed the defence of a Third Party Claim in accordance with Clause 19.4.1, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses, provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).

19.4.5                        If the Indemnifying Party chooses not to take control of the defence or prosecute any Third Party Claim, the Indemnified Party shall retain control of the defense thereof but no Indemnified Party or Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.  The Indemnifying Party shall not be liable for any settlement or other disposition of Losses by an Indemnified Party or an Indemnitee under such a Third Party Claim that is reached without the written consent of the Indemnifying Party.

19.4.6                        If the Indemnifying Party chooses to control the defence of any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, reasonably cooperate in the defense thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making the Indemnified Party, the Indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided, and the

Indemnifying Party shall reimburse the Indemnified Party for all of its related reasonable out-of-pocket expenses.

19.4.7                        Except as expressly provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party where it participates in the defence under Clause 19.4.3 or Clause 19.4.5 shall be reimbursed on a Quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

19.5                        Except with respect to Third Party claims under Clauses 19.1 or 19.2, neither Party shall be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by the other or its Affiliates:

19.5.1                        of a direct nature where the same is a loss of turnover, profits, business or goodwill; or

19.5.2                        an indirect or consequential or punitive nature, including any indirect or consequential economic loss or other indirect or consequential loss of turnover, profits, loss of enterprise value, business or goodwill or otherwise.

Nothing in this Agreement shall be taken to exclude or limit either Party’s liability to the extent that such liability cannot be excluded or limited in law including for fraud or fraudulent misrepresentation.

19.6                        Each Party shall have and maintain such type and amounts of liability insurance as is normal and customary in the pharmaceutical industry generally for persons similarly situated, and shall upon request provide the other Party with a copy of its policies or certificates of insurance (as available) in that regard, along with any amendments and revisions thereto.  Notwithstanding the foregoing, as a minimum, each Party shall maintain during any period in which Almirall is Commercialising a Product or Party has indemnification obligations to the other, which indemnification obligations shall be scheduled in the policies or notified to that Party’s insurers (as applicable) (a) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than £*** and (b) products liability with a minimum indemnity limit of €*** per occurrence to an aggregate liability in any year of €***.  Such policies shall (i) be provided by insurance carrier(s) reasonably acceptable to the other Party, and (ii) be written on a claims made basis.  Such policies shall remain in effect throughout the Term and for five (5) years thereafter and shall not be cancelled or subject to a reduction of coverage without the prior written authorisation of the other Party.

19.7                        In the event of any conflict or overlap between the provisions of this Clause 19 and the provisions of Clause 16, the provisions of Clause 16 shall in all cases prevail.

20.                               TERMINATION

20.1                        Subject to the other provisions of this Clause 20 this Agreement shall come into force on the Effective Date and expire on a country-by-country basis on the later of: (a) the expiry of the last to expire Valid Claims of GW Pharma Patent Rights directly Covering Product in that Country; or (b) on the fifteenth anniversary of Launch (the “Initial Term”).  Following the Initial Term, the Agreement shall continue for successive periods of one (1) year thereafter unless Almirall terminates the Agreement by giving GW Pharma at least one (1) years written notice to expire at the end of any Calendar Year (the “Extended Term”) (the Initial Term and the Extended Term being the “Term”).

20.2                        Each of the Parties (“the Terminating Party”) shall have the right to terminate this Agreement for cause with immediate effect upon giving written notice of termination to the other (“the Defaulting Party”) upon the occurrence of any of the following events at any time during this Agreement:

20.2.1                        the Defaulting Party commits a material breach of this Agreement which breach shall not have been remedied within ninety (90) days of the receipt by it of a written notice from the other Party identifying the breach and requiring its remedy;

20.2.2                        if an Insolvency Event occurs in relation to the Defaulting Party.  In any event when a Party first becomes aware of the likely occurrence of any

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Insolvency Event in regard to that Party, it shall promptly so notify the other Party in sufficient time to give the other Party sufficient notice to protect its interests under this Agreement.

20.3                        Almirall shall have the right at any time during the Initial Term to give notice of termination of this entire Agreement by notice in writing to GW Pharma if in Almirall’s sole opinion Almirall decides not to proceed with this entire Agreement for whatever reason, such reason being specified in the notice for the sole purpose of information.  Where Almirall gives a notice of termination pursuant to Clause 20.3, the relevant notice period shall be six (6) months where Almirall is not Commercialising Product anywhere in the Territory and otherwise shall be twelve (12) months.  For clarity, all payments made to GW Pharma prior to expiry of the relevant notice period under this Clause 20.3 shall be non-refundable but Almirall may exercise its option to terminate this Agreement under this Clause 20.3 without any liability to GW Pharma, save that (i) Almirall shall be liable to make the payments which become due and payable prior to the effective date of termination (expiry of the relevant notice period) under Clauses 11.7 to 11.9 or which have otherwise become due and payable prior to the effective date of termination (expiry of the relevant notice period) but which have not yet been paid, and (ii) in the event Almirall (a) was in material breach of this Agreement prior to giving notice under this Clause 20.3 or (b) commits a material breach of this Agreement between giving notice to terminate the Agreement under this Clause 20.3 and the expiry of the relevant notice period, and in either case GW Pharma has provided Almirall with written notice alleging such material breach of the Agreement under Clause 20.2, GW Pharma shall have all applicable remedies available to it including the right to claim damages.

21.                               CONSEQUENCES OF TERMINATION

21.1                        Exclusively in case of termination of this Agreement by GW Pharma pursuant to Clause 20.2 (for cause) or by reason of Clauses 23.1 or by Almirall pursuant to Clause 20.1 or Clause 20.3 (which in each case the Parties agree shall not terminate the provisions of this Agreement expressed to survive its termination) Almirall shall:

21.1.1                        grant to GW Pharma an exclusive, world-wide sub-licensable license under any Almirall IP that is necessary to Commercialise and have Commercialised

Products and to use Almirall Confidential Information that relates specifically to Product as necessary for this purpose.  Almirall shall do all such acts and things as may be necessary to perfect this obligation.

21.1.2                        deliver up to GW Pharma any Know How and/or Materials comprised in Almirall IP or GW Pharma IP in its Control;

21.1.3                        deliver up to GW Pharma any and all quantities of Product in its possession, power, custody or control subject always to Almirall’s right to sell Product which is the subject of pre-termination date orders;

21.1.4                        have no further rights to commercialise and distribute Products in the Territory under GW Pharma IP and Trademark under this Agreement (with the effect that all deriving rights granted by Almirall to any Third parties shall automatically cease) and shall not after the date of termination itself use, or otherwise exploit Almirall IP which relates solely to Product or the GW Pharma IP, except that in the case of a Commercialised Product Almirall has the right to sell that part of its inventory of Product on hand as of the effective date of termination which is the subject of orders for Product accepted prior to the effective date of termination for a period of twelve (12) months after the effective date of termination, and, within sixty (60) days after disposition of such inventory pursuant to the fulfilment of such orders, Almirall will forward to GW Pharma a final report and pay all outstanding amounts due.

21.1.5                        continue to fund to completion any Clinical Trial or Marketing Study ongoing at the date of termination which Almirall is liable to fund (in whole or in part) under the terms of this Agreement.

21.2                        Upon the termination of this Agreement by Almirall pursuant to Clause 20.2 (termination for cause) the rights and licenses granted to Almirall hereunder shall continue to apply and Almirall shall, without prejudice to its other rights, hereunder or at law, be entitled to seek damages or enforce judgment against GW Pharma, have the right to set off against its continuing payment obligations to GW Pharma any award of damages granted to Almirall by a competent court or arbitral body.  For clarity, until Almirall elects to terminate its obligation to obtain its requirements of Product from GW Pharma pursuant to Clause 21.2.2, GW Pharma shall continue to supply Almirall with Product on the terms of this Agreement (including the applicable Supply Price); and

21.2.1                        GW Pharma shall continue to prosecute, maintain and defend the GW Pharma Patent Rights and Trademarks as specified in Clauses 14 and 16;

21.2.2                        Almirall shall have the right exercisable in its discretion to terminate its obligation to obtain its requirements of Product from GW Pharma under this Agreement and the corresponding manufacturing and supply provisions of this Agreement on giving 30 days written notice to GW Pharma and Almirall’s right and license under Clause 2.1 shall include the right to manufacture Product on the following terms:

(i)                                     Almirall shall have the right either to manage that stage of the manufacture currently undertaken by GW Pharma or by one or more sub-contractors of GW Pharma or alternatively assume the manufacture itself of that part of the manufacturing process and Almirall shall assume the right to manufacture, subject to appropriate Regulatory Authority approvals being obtained;

(ii)                                  depending on whether Almirall has partial or total responsibility, GW Pharma shall become a contractor to Almirall in respect of the first stage of the manufacturing process and if necessary, at Almirall’s request GW Pharma shall assign its contracts with its sub-contractors to Almirall;

(iii)                               the licence to manufacture Product pursuant to Clause 2.1 shall be a sole licence in the Territory as between GW Pharma and Almirall;

(iv)                              during the period of manufacture by Almirall the Supply Price shall be adjusted by good faith negotiation between the Parties enabling GW Pharma to receive payment for sales of Product based on the Supply Price but subject to deduction of Almirall’s costs of manufacture so as to reflect the reasonable Costs of Manufacture incurred by Almirall under the revised manufacturing arrangements required to fulfil Almirall’s sales volumes of the Product for the Territory, and GW Pharma’s costs relating to the manufacture of the Product previously included by GW Pharma within the Supply Price.

(v)                                 GW Pharma shall give reasonable assistance to Almirall in transferring manufacturing to such location or Third Party as Almirall shall nominate on terms of confidence, including reasonable assistance with transferring that GW Pharma Know How necessary for manufacture provided that such Third Party shall be obliged to maintain the same degree of confidentiality as Almirall under this Agreement.

21.2.3                        GW Pharma shall continue to maintain efficiently all Marketing Authorisations for the Territory and shall not materially amend any such Marketing Authorisation without the prior written consent of Almirall (which consent shall not be unreasonably withheld or delayed).  Should GW Pharma fail to maintain the Marketing Authorisation efficiently Almirall may, in its discretion, request that GW Pharma appoint a regulatory agent acceptable to both Parties to maintain the Marketing Authorisations on GW Pharma’s behalf.  Such agent shall be appointed at GW Pharma’s cost and expense and GW Pharma hereby undertakes to cooperate with such agent in the maintenance of the Marketing Authorisations.

21.3                        Save as may be expressly specified otherwise in this Agreement the provisions of Clauses 14, 16, 17, 19, 21 and 27 shall survive termination of this Agreement.

22.                               FORCE MAJEURE

22.1                        If a Party (the “Affected Party”) is unable to carry out any of its obligations under this Agreement due to Force Majeure this Agreement shall remain in effect but the Affected Party’s relevant obligations under this Agreement and the corresponding obligations of the other Party (“Non-Affected Party”) under this Agreement, shall be suspended for a period equal to the circumstance of Force Majeure provided that:

22.1.1                        the suspension of performance is of no greater scope than is required by the Force Majeure;

22.1.2                        the Affected Party immediately gives the Non-Affected Party prompt written notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure and notifies the Non-Affected Party immediately of the cessation of the Force Majeure;

22.1.3                        the Affected Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and

22.1.4                        as soon as practicable after the event which constitutes Force Majeure the Parties discuss how best to continue their operations as far as possible in accordance with this Agreement.

22.2                        If the circumstance of Force Majeure prevails for a continuous period in excess of six (6) months the Non-Affected Party may, without prejudice to any other rights or remedies which may be available to it, terminate this Agreement with immediate effect by giving written notice of termination to the other Party.  For clarity where the Force Majeure applies to a specific country or group of countries in the Territory the Non-Affected Party may terminate this Agreement with immediate effect by giving written notice of termination to the other solely with regard to the affected country or countries.  In the event of termination of the whole or any part of this Agreement under this Clause 22, the provisions of Clause 21 shall not apply and the Parties shall meet to discuss the consequences of termination pursuant to this Clause 22.

23.                               CHANGE OF CONTROL

23.1                        Each Party (the “Acquired Party”) shall provide written notice to the other of an impending Change of Control of the Acquired Party or the Acquired Party’s parent and the details of the acquirer (“New Owner”) as soon as the Change of Control can be legally disclosed.

23.2                        Within thirty (30) days of a Change of Control of the Acquired Party being disclosed, the other Party (the “Requesting Party”) may request from the New Owner confirmation in writing that it assumes in full the obligations and rights of the Acquired Party hereunder.  In the event that the Requesting Party does not receive such confirmation within thirty (30) days of submitting its request therefor, the Requesting Party may terminate this Agreement with immediate effect upon giving written notice to the Acquired Party.

23.3                        Save where there is a Significant Event (in which case Almirall shall be relieved of its obligations hereunder for the duration of that event) in the event that following a

Change of Control of Almirall, Almirall does not achieve in any one of the next *** years from the Change of Control total sales of Product in the Territory equal to or greater *** percent (***%) of those sales achieved by Almirall in the *** months immediately prior to the Change of Control, all rights and licences granted to Almirall hereunder shall become non-exclusive with immediate effect upon GW Pharma giving written notice to Almirall.

23.4                        Save where there is a Significant Event (in which case Almirall shall be relieved of its obligations hereunder for the duration of that event) in the event that following a Change of Control of Almirall, Almirall does not achieve in any one of the *** years from the Change of Control total sales of Product in the Territory equal to or *** percent (***%) of those sales achieved by Almirall in the *** months immediately prior to the Change of Control, GW Pharma may terminate this Agreement with immediate effect upon giving written notice to Almirall.

24.                               ASSIGNMENT

24.1                        This Agreement and the rights herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective Parties.  Neither this Agreement nor any interest hereunder shall be assignable by either Party without the written consent of the other (such consent not to be unreasonably withheld or delayed) provided, however, and subject always to Clause 23.1 that either Party may assign this Agreement or any part of its rights and obligations hereunder, or any Patent Rights owned by it, to any Affiliate or to any corporation with which such Party may merge or consolidate, or to which it may transfer all or substantially all of its assets without obtaining the consent of the other Party.

25.                               GOVERNING LAW

The interpretation and construction of this Agreement shall be governed by the laws of England excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

26.                               ARBITRATION

26.1                        All disputes arising between the Parties with respect to or as a result of this Agreement shall be resolved by arbitration before a three member panel pursuant to the rules of the International Chamber of Commerce.  Such proceedings shall be brought and maintained in London, England if initiated by Almirall and in Barcelona, Spain, if initiated by GW Pharma.  Of the three arbitrators one shall be nominated by GW Pharma, one shall be nominated by Almirall and the third shall be nominated by the two arbitrators nominated by the Parties.

26.2                        A majority decision of the arbitrators will suffice for any award.  The arbitrator’s award shall make provision for the costs of the arbitration to be paid by the Parties in such proportions as the arbitrators decide is appropriate.  Any reference under this Clause 26 shall be deemed to be a reference to arbitration within the meaning of the Arbitration Act 1996.

26.3                        Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrators hereunder or pending the arbitrator’s determination of any dispute hereunder.

27.                               NOTICES

27.1                        Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by a postal delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Clause 27.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Clause 27.  Such notice shall be deemed to have been given as of the date delivered if sent by hand or post or as of the date transmitted if sent by facsimile (with transmission confirmed).  Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Clause 27 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

27.2                        Address for Notice

For:	GW Pharma
Address:	Porton Down Science Park
Salisbury,
Wiltshire
SP4 0JQ
United Kingdom

Fax number:	+44 1980 557111

For the attention of:	Managing Director

For:	Almirall
Address:	General Mitre 151
08022 Barcelona
Spain

Fax number:	+34 93 291 3560
For the attention of:	General Counsel

28.                               RELATIONSHIP OF THE PARTIES

The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties or commitments on behalf of the other Party.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

29.                               ENTIRE AGREEMENT AND SEVERABILITY

29.1                        This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement.  This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Agreement and, in particular, the Initial Agreement.  Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement.  Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules and Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Schedules or Exhibits and this Agreement, the terms of this Agreement shall govern.

29.2                        If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then, to the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected: (a) such provision will be given no effect by the Parties and shall not form part of this Agreement, (b) all other provisions of this Agreement shall remain in full force and effect, and (c) the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.  To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect.

30.                               ENGLISH LANGUAGE

This Agreement is written and executed in the English language.  Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

31.                               AMENDMENT

Any amendment or modification of this Agreement must be in writing and signed by authorised representatives of both Parties.

32.                               WAIVER AND NON-EXCLUSION OF REMEDIES

A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies.  To be effective any waiver must be in writing.  All rights and remedies are cumulative and do not exclude any other right or remedy provided by law or otherwise available.

33.                               NO BENEFIT TO THIRD PARTIES

The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other Persons except as otherwise expressly provided in Clause 19 (indemnity).  The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement.  Except as expressly provided in Clause 19 (indemnity), no person who is not a party to this Agreement (including any employee, officer, agent, representative or subcontractor of either Party) shall have the right (whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise) to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the Parties, which agreement must refer to this Clause 33.

34.                               FURTHER ASSURANCE

Each Party shall perform all further acts and things and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

35.                               EXPENSES

Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

36.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page.

IN WITNESS WHEREOF the Parties have executed this agreement the day and year first above written.

SIGNED by	)

for and on behalf of	)	illegible

ALMIRALL PRODESFARMA, S.A.	)

SIGNED by	)

for and on behalf of	)	illegible

ALMIRALL — PRODESFARMA, S.A.	)

SIGNED by	)

for and on behalf of	)	illegible

GW PHARMA LIMITED	)

SIGNED by	)

for and on behalf of	)	/s/ David Kirk

GW PHARMA LIMITED	)

SCHEDULE 1

Agreed Development Plan

***

Principal Indications:

a)             ***

b)             ***

c)              ***

Any New Indication to be developed shall be discussed and agreed in accordance with Clause 7 of the Agreement.

1.                                                              Ongoing and Pending Clinical Development Program

Note: All timings stated in this plan are as currently anticipated but may be subject to change according to the Joint Steering Committee.

1.1       Phase III Clinical Trials

a)             ***

***:

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Study Code, Name & Phase	Design & Number of patients	Primary & Secondary Endpoints	Timing
***	***: *** ***: *** *** ***	***: -*** ***: -***: -*** -*** -***: -***) -*** -*** -*** -*** -*** -*** -*** -*** -*** -*** -*** -*** -***	*** ***

• ***:

Study Code, Name & Phase	Design & Number of patients	Primary & Secondary Endpoints	Timing
*** ***	***: ***	***: -***	*** ***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***: - *** *** *** ***	***: *** . -*** -*** -*** -*** -*** -*** -*** -*** - ***

b)             ***

• ***:

Study Code, Name & Phase	Design & Number of patients	Primary & Secondary Endpoints	Timing
*** ***	***	***: -***.	*** ***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

	***: -*** *** *** ***	***: -*** -*** -*** -*** -*** -***
*** ***	***: *** ***: - *** - *** - *** ***	***: -*** ***: -*** -***	*** ***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

-*** -*** -*** -*** -*** -***
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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

-***

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• ***

Study Code Name & Phase	Design & Number of patients	Primary & Secondary Endpoints	Timing
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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

c)              ***

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Study Name & Phase	Design & Number of patients	Primary & Secondary Endpoints	Timing
*** ***	***: *** ***: - *** - *** - *** ***	***: *** *** *** ***: -***	*** ***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

-*** -*** -*** -***: -*** -*** -*** -*** -*** -*** -*** - *** - ***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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1.2       Phase I Clinical Trials

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***:

1.              ***

2.              ***

3.              ***

Study Name	Design & Number of patients	Primary Endpoints	Timing
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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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2.                                                Preclinical Development Program

***.

Study Name	Timing
***	*** ***

***

***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

3.                                                Manufacturing and CMC activities for the Drug Substance and the Drug Product

***

***:

•                  ***

***:

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Activity Name	Timing
*** ***	*** *** *** *** ***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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Activity Name	Timing
*** ***	*** *** *** ***
*** ***	*** *** *** ***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

*** *** *** *** ***	*** *** *** *** *** *** *** *** *** ***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

4.                                                Regulatory Activities

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Activities	Responsibility	Support	Comments
Pre-approval activities
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Holder and Marketer responsibility chart:

RESPONSIBILITY	GW Pharma (Holder)	Almirall (Marketer)	COMMENTS
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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 2

GW Pharma Patent Rights

Title: ***

Country	Application no.	Grant no.	Status
***	***	—	—
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Title: ***

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Title: ***

Country	Application no.	Grant no.	Status
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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Title: ***

Country	Application no.	Grant no.	Status
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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Title: ***

Country	Application no.	Grant no.	Status
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Title: ***

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Title: ***

Country	Application no.	Grant no.	Status
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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 3

Product Description

1.                          Pharmaceutical Form

Oromucosal spray.

Solution contained in an amber glass vial fitted with a metering pump delivering 100 microlitres per actuation (spray).

2.                          Vial Size

5.5 ml and/or 10 ml.

3.                          Qualitative and Quantitative Composition

Each vial contains:

***

Each 100 microlitre spray contains:

***

Excipients:

1.         ***

2.         ***

3.         ***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Signature version

SCHEDULE 4

Trademark

Mark: ***

Country	Application/Registration no.	Application Date	Registration Date	Classes	Status
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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Mark: ***

Country	Application/Registration no.	Application Date	Registration Date	Classes	Status
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Mark: ***

Country	Application/Registration no.	Application Date	Registration Date	Classes	Status
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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 5

Agreed Form Press Releases

Embargoed until 0700	12 December 2005

GW Pharmaceuticals plc

(“GW” or “the Company”)

GW AND ALMIRALL ANNOUNCE EUROPEAN DEVELOPMENT AND MARKETING AGREEMENT FOR SATIVEX®

GW and Almirall Prodesfarma, S.A. (“Almirall”) announce that they have entered into an exclusive agreement for Almirall to market Sativex® in Europe (excluding the UK).

Sativex is being developed by GW and is a novel prescription pharmaceutical product derived from components of the cannabis plant. Sativex is administered via a spray into the mouth. In April 2005, Canada became the first country in the world to approve Sativex as a prescription medicine.

Under the terms of the agreement, GW has maintained a significant share of long term product revenues whilst benefiting from a £12 million signature fee. In addition, milestone payments are payable on the successful completion of each of the ongoing pivotal Phase III trials, as well as on regulatory approvals and in relation to achievement of sales targets. Including the signature fee, milestones payable under the contract may total up to £46 million.

Almirall is Spain’s largest pharmaceutical company and one of Europe’s leading private pharmaceutical companies, with 2005 sales approaching 1 billion Euros. Almirall is headquartered in Barcelona, and has a staff of over 3,200 people, approximately 500 of whom form part of the R&D team. It is currently present in around 100 countries worldwide and has a portfolio of proprietary and licensed products. The company has a significant presence in Spain, where it is number two by market share, and subsidiary operations in other major European markets, including France, Germany, Italy, Portugal and Belgium. Almirall is currently strengthening its direct presence in Europe and Latin America via affiliates, and is actively looking for in-licensing opportunities to support this strategy, medicines for the Central Nervous System being one of its priority areas.

Sativex is in Phase III trials for the treatment of Multiple Sclerosis symptoms (neuropathic pain and spasticity), neuropathic pain (peripheral and general) and cancer pain. Under the agreement, GW is responsible for completing the development of Sativex for these three indications.

In addition to the three initial target indications, Almirall and GW expect to collaborate on the development of Sativex in other indications. The parties will be discussing potential new indications over the coming months. It is anticipated that Almirall will contribute to the cost of development of new indications.

The licensed territory includes the members of the European Union (excluding the UK), EU accession countries as well as Switzerland, Norway and Turkey. In countries where Almirall has no direct presence at the time of product launch, the companies shall jointly agree the appointment of distribution partners. In such countries, GW may elect to distribute the product itself.  In the UK, Sativex is already licensed to Bayer HealthCare.

GW shall be the Marketing Authorisation holder for Sativex. In addition, GW is to be responsible for commercial product supply and will manage the supply of product through a range of contract manufacturing partners, arrangements for which are all in place and being utilised to supply commercial product to Canada.

Following receipt of the signature fee, GW’s financial position has been significantly strengthened, with net cash balances now totalling £22 million.

Dr Geoffrey Guy, Executive Chairman of GW, said: “We are delighted to have entered into this agreement with Almirall. As one of the leading specialist European pharmaceutical companies, Almirall is exactly the profile of partner that we have been seeking for Sativex. We look forward to working together in building a successful long term collaboration and to realising the market potential for Sativex across all its potential indications. GW’s commercial strategy is to maximise the value of Sativex by retaining a significant interest in revenues from product sales whilst at the same time generating sizeable cash payments in the short term to meet GW’s financial requirements. The terms of this agreement reflect the merits of this strategy.”

Dr Jorge Gallardo, President-CEO of Almirall, said: “We are very pleased with this agreement for Sativex with GW Pharmaceuticals. GW has proven to be an innovative company with a strong scientific basis. This partnership represents a step forward for Almirall reinforcing our presence in European markets, and is a key milestone in our aim of offering society innovative medicines to fulfill unmet medical needs. Our challenge is to improve the health and quality of life of patients suffering from MS and other debilitating conditions.”

- Ends -

Notes to editors:

Sativex

Sativex is a pharmaceutical product standardised in composition, formulation, and dose. Its principal active cannabinoid components are delta-9-tetrahydrocannabinol (THC) and cannabidiol (CBD).

In Canada, Sativex is approved for the symptomatic relief of neuropathic pain in adults with MS.

Sativex is currently in Phase III trials in Europe for the following indications:

•                  Spasticity and Neuropathic Pain in MS

•                  Peripheral and General Neuropathic Pain

•                  Cancer Pain

About Almirall

Almirall is a consolidated international pharmaceutical company that researches, develops and commercialises its own R&D and licensed specialities with the aim of improving health and quality of life. The therapeutic areas on which Almirall focuses its research resources are related to the treatment of asthma, Chronic Obstructive Pulmonary Disease (COPD), psoriasis and rheumatoid arthritis.

Almirall is to invest 650 million euros in R&D over the next five years. Forecasted total sales in 2005 amount to 946 million euros. Almirall, whose Headquarters are in Barcelona (Spain), has a staff of over 3,200 people, approximately 500 of whom form part of the R&D team.

Almirall is currently present in around 100 countries with its own products and licensed products from other prestigious companies. The company is strengthening its direct presence in Europe and Latin America via affiliates, and is actively looking for in-licensing opportunities to support this strategy, medicines for the Central Nervous System being one of its priority areas.

For more information: www.almirall.es

About GW Pharmaceuticals plc

GW Pharmaceuticals plc is licensed by the UK Home Office to undertake a pharmaceutical research and development program to develop cannabis-based prescription medicines.  GW’s shares are publicly traded on AiM, a market on the London Stock Exchange.

Full details of GW and the company’s clinical trials program can be found at www.gwpharm.com.  GW’s clinical research program is being carried out by a team of pharmaceutical professionals experienced in drug development and, in particular, the development of plant-based medicines and drug delivery systems.

Enquiries:

GW Pharmaceuticals plc	(12/12/05) + 44 20 7067 0700
Dr Geoffrey Guy, Executive Chairman	(Thereafter) + 44 1980 557000
Justin Gover, Managing Director
Mark Rogerson, Press and PR	+ 44 7885 638810

Weber Shandwick Square Mile	+ 44 20 7067 0700
Kevin Smith

Almirall
Miriam Paris, Corporate Communication	+ 34 93 291 30 00
Gloria Maltas, Corporate Communication

This news release may contain forward-looking statements that reflect GW’s current expectations regarding future events, including the clinical development and regulatory clearance of its products. Forward-looking statements involve risks and uncertainties. Actual events could differ materially from those projected herein and depend on a number of factors, including (inter alia), the success of GW’s research strategies, the applicability of the discoveries made therein, the successful and timely completion of clinical studies, including with respect to Sativex and GW’s other products, the uncertainties related to the regulatory process, and the acceptance of Sativex and other products by consumers and medical professionals.

ALMIRALL AND GW ANNOUNCE EUROPEAN DEVELOPMENT AND MARKETING AGREEMENT FOR SATIVEX®

THIS MEDICATION IS ALREADY APPROVED IN CANADA FOR THE RELIEF OF NEUROPATHIC PAIN IN ADULTS WITH MULTIPLE SCLEROSIS AND IS CURRENTLY IN PHASE III TRIALS IN EUROPE

Barcelona, December 12 2005 - Almirall and the UK based pharmaceutical company GW Pharmaceuticals announce that they have entered into an exclusive agreement for Almirall to market Sativex® in Europe.

The licensed territory includes the members of the European Union countries, EU accession countries as well as Switzerland, Norway and Turkey. In the UK, Sativex is already licensed to Bayer HealthCare.

Sativex is being developed by GW and is a novel prescription pharmaceutical product derived from components of the cannabis plant. Sativex is administered via a spray into the mouth. In April 2005, Canada became the first country in the world to approve Sativex as a prescription medicine for neuropathic pain in Multiple Sclerosis (MS). Sativex is a pharmaceutical product standardised in composition, formulation, and dose. Its principal active cannabinoid components are delta-9-tetrahydrocannabinol (THC) and cannabidiol (CBD). In Europe it is in Phase III trials for the treatment of MS symptoms (neuropathic pain and spasticity), neuropathic pain (peripheral and general) and cancer pain. Under the agreement, GW is responsible for completing the development of Sativex for these three indications. In addition to the three initial target indications, Almirall and GW expect to collaborate on the development of Sativex in other indications.

We are very pleased with this agreement for Sativex with GW Pharmaceuticals. GW has proven to be an innovative company with a strong scientific basis. This partnership represents a step forward for Almirall reinforcing our presence in European markets, and is a key milestone in our aim of offering society innovative medicines to fulfill unmet medical needs. Our challenge is to improve the health and quality of life of patients suffering from MS and other debilitating conditions” said Dr Jorge Gallardo, President-CEO of Almirall.

Dr Geoffrey Guy, Executive Chairman of GW, said: “We are delighted to have entered into this agreement with Almirall. As one of the leading specialist European pharmaceutical companies, Almirall is exactly the profile of partner that we have been seeking for Sativex. We look forward to working together in building a successful long term collaboration and to realising the market potential for Sativex across all its potential indications.”

Under the terms of the agreement, GW has maintained a share of long term product revenues whilst benefiting from a £12 million signature fee. In addition, milestone payments are payable on the successful completion of each of the ongoing pivotal Phase III trials, as well as on regulatory approvals and in relation to achievement of sales targets. Including the signature fee, milestones payable under the contract may total up to £46 million.

About Almirall

Almirall is a consolidated international pharmaceutical company that researches, develops and commercialises its own R&D and licensed specialities with the aim of improving health and quality of life. The therapeutic areas on which Almirall focuses its research resources are related to the treatment of asthma, Chronic Obstructive Pulmonary Disease (COPD), psoriasis and rheumatoid arthritis.

Almirall is to invest 650 million euros in R&D over the next five years. Forecasted total sales in 2005 amount to 946 million euros. Almirall, whose Headquarters are in Barcelona (Spain), has a staff of over 3,200 people, approximately 500 of whom form part of the R&D team.

Almirall is currently present in around 100 countries with its own products and licensed products from other prestigious companies. The company is strengthening its direct presence in Europe and Latin America via affiliates, and is actively looking for in-licensing opportunities to support this strategy, medicines for the Central Nervous System being one of its priority areas.

For more information: www.almirall.es

About GW Pharmaceuticals plc

GW Pharmaceuticals plc is licensed by the UK Home Office to undertake a pharmaceutical research and development program to develop cannabis-based prescription medicines.  GW’s shares are publicly traded on AiM, a market on the London Stock Exchange.

Full details of GW and the company’s clinical trials program can be found at www.gwpharm.com.  GW’s clinical research program is being carried out by a team of pharmaceutical professionals experienced in drug development and, in particular, the development of plant-based medicines and drug delivery systems.

Enquiries:

Almirall
Miriam Paris, Corporate Communication	+ 34 93 291 30 00
Gloria Maltas, Corporate Communication

GW Pharmaceuticals plc	+ 44 1980 557000
Dr Geoffrey Guy, Executive Chairman
Justin Gover, Managing Director
Mark Rogerson, Press and PR	+ 44 7885 638810

Weber Shandwick Square Mile	+ 44 20 7067 0700
Kevin Smith

SCHEDULE 6

GW Pharma Plant Variety Rights

Denomination	File no.	Community PVR Grant no.	Grant Date	Expiry Date
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***             Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.